SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Iridium Communications Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	6.	Amount Previously Paid:
	7.	Form, Schedule or Registration Statement No.:
	8.	Filing Party:
	9.	Date Filed:

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400

McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Iridium Communications Inc., a Delaware corporation. The meeting will be held on May 11, 2017 at 8:30 a.m. Eastern time at The Ritz-Carlton, Tysons Corner at 1700 Tysons Boulevard, McLean, Virginia 22102 for the following purposes:

1.	To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice;

3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

4.	To approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan;

5.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is March 14, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 11, 2017 at 8:30 a.m. local time at

The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102

The proxy statement and annual report to stockholders

are available at http://www.astproxyportal.com/ast/15777/.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

McLean, Virginia

April 5, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT SUMMARY

This summary highlights selected information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider, and you should read and consider carefully the more detailed information contained in this Proxy Statement before voting.

2017 Annual Meeting of Stockholders

Time and Date:	8:30 a.m. Eastern time on May 11, 2017

Place:	The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102

Record Date:	March 14, 2017

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

Agenda Items		Board Vote Recommendation	Page Reference (for more detail)
1.	To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified.	FOR EACH DIRECTOR NOMINEE	11

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR	22

3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.	EVERY YEAR	23

4.	To approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.	FOR	24

5.	To ratify the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.	FOR	42

6.	To conduct any other business properly brought before the meeting.

Board Nominees

	Age	Director Since	Independent	Committees			Other Current Public Company Boards
Name				AC	CC	NGC
Robert H. Niehaus	61	2008	X		M		—
Thomas C. Canfield	61	2008	X	M		M	—
Matthew J. Desch	59	2009					—
Thomas J. Fitzpatrick	59	2013					—
Jane L. Harman	71	2015	X			M	—
Alvin B. Krongard	80	2009	X		M	C	Under Armour, Inc., Apollo Global Management, LLC
Admiral Eric T. Olson (Ret.)	65	2011	X			M	Under Armour, Inc.
Steven B. Pfeiffer	70	2009	X		C		Barloworld Limited
Parker W. Rush	57	2008	X	C			—
Henrik O. Schliemann	52	2015	X	M			—
S. Scott Smith	58	2013					—
Barry J. West	71	2014	X		M		—

AC = Audit Committee; CC = Compensation Committee; NGC = Nominating and Corporate Governance Committee; C = Chairman; M = Member

Our Executive Compensation Program

Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Key Elements of Executive Compensation

Compensation Component	Reason
Base Salary

We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual incentive bonuses and long-term equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.

Bonus

Our 2016 bonus plan provided compensation opportunities to our executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2016. Under our 2016 bonus plan, each executive’s target performance bonus for the 2016 calendar year was payable in the form of restricted stock units that only vested and were delivered upon the Compensation Committee’s certification of achievement of these pre-established performance goals and the executive’s continued service through the vesting date in March 2017. Our 2016 bonus plan provided that if any portion of the actual bonus exceeded the target bonus based on performance, the excess amount would be paid in cash. In February 2016, the Compensation Committee approved a target incentive bonus award for each executive, and capped the maximum bonus award

Compensation Component	Reason

at 170% of the target level in the event that stretch performance goals were achieved. These levels were consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity. Under our 2017 bonus plan adopted in March 2017, 80% of each executive’s target performance bonus for the 2017 calendar year will be payable in the form of restricted stock units that will only vest and be delivered upon achievement of pre-established performance goals and the executive’s continued service through the vesting date in March 2018. Any bonus amounts earned in excess of 80% of target will be paid in cash.

Long-Term Equity- Based Incentive Compensation

The Compensation Committee believes that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. In 2016, we awarded performance-based restricted stock units that provide a return to the executive only if our company achieves specific performance targets for 2016 and 2017 and the executive remains employed by us through the applicable vesting date, which could be as late as 2019. In 2016, we also awarded restricted stock units that vest based on continued service over a four-year period, which provide a return only if the executive remains employed with us.

Important Features of our Executive Compensation Program

The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of operational EBITDA and other strategic and operational goals selected annually by our Compensation Committee.

•

As part of our long-term incentive compensation program, we provide an equity compensation opportunity in the form of performance-based restricted stock units that provide incentives for our executives to meet certain performance goals, which could increase the market value of our common stock.

•

In 2016, at-risk, performance-based compensation represented approximately 62% of our chief executive officer’s total direct compensation, and an average of 55% of our other named executive officers’ total direct compensation.

•

Fifty percent of the value of annual equity awards vests only based on the achievement of performance criteria, and if such performance criteria are met, a portion of the vested amount is subject to additional time-based vesting thereafter.

•	The cash severance benefits that we offer to our executives do not exceed two times base salary and annual bonus.

•	We do not provide our executive officers with any excise tax or other tax gross ups.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.

•	As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary and our executive vice presidents, including our chief financial officer, chief operating officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.

•	Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the shares of our company they hold.

•	Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.

•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Advisory Vote on Executive Compensation—“Say-on-Pay Vote”

We conducted our sixth advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2016. Approximately 91.4% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency in 2011. This year, we are submitting to our stockholders the opportunity to vote for the second time on the preferred frequency with which we hold advisory votes on executive compensation. Our Compensation Committee’s decisions regarding compensation for 2016 reflected our say-on-pay vote in 2015, which was supported by approximately 91.9% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Our Compensation Committee has considered the results of the vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our prior say-on-pay votes, this 2016 stockholder vote endorsed our compensation philosophy and the decisions made in the prior year. After discussing the levels of support in each of the previous years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines and a performance-based restricted stock unit program, our Compensation Committee decided to generally maintain a consistent course for 2016 compensation decisions.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

We have sent you these proxy materials because the Board of Directors of Iridium Communications Inc. (sometimes referred to as the Company or Iridium) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 5, 2017 to all stockholders of record entitled to vote at the annual meeting.

HOW DO I ATTEND THE ANNUAL MEETING?

The meeting will be held on May 11, 2017 at 8:30 a.m. Eastern time at The Ritz-Carlton, Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102. Directions to the meeting location may be found at http://www.ritzcarlton.com/en/hotels/washington-dc/tysons-corner/hotel-overview/directions. Information on how to vote in person at the annual meeting is discussed below.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on March 14, 2017 will be entitled to vote at the annual meeting. On this record date, there were 97,380,783 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 14, 2017 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on March 14, 2017, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

There are five matters scheduled for a vote:

•	the election of twelve directors;

•	the advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission, or SEC, rules;

•	the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

•	the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan; and

•	the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

HOW DO I VOTE?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For the vote on the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, you may vote for a frequency of “Every Year”, “Every Two Years”, or “Every Three Years”, or you may abstain from voting. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 10, 2017 to be counted.

•

To vote through the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 10, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 14, 2017.

WHAT HAPPENS IF I DO NOT VOTE?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the annual meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter. See below under “What are ‘broker non-votes’?” for more information. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposal 5 even in the absence of your instruction.

WHAT IF I RETURN A PROXY CARD OR OTHERWISE VOTE BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all twelve nominees for director, “For” the advisory approval of executive compensation, for “Every Year” on the vote for the preferred frequency of advisory votes to approve executive compensation, “For” the Amended and Restated 2015 Equity Inventive Plan, and “For” the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson LLC, or Georgeson, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2017 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our bylaws no earlier than January 12, 2018 and no later than the close of business on February 11, 2018 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. Your notice to the Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, you are advised to review our amended and restated bylaws, filed with the SEC as an exhibit to a current report on Form 8-K on May 15, 2015.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes on executive compensation, votes for frequencies of “Every Year”, “Every Two Years” or “Every Three Years,” abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, other than the election of directors (Proposal 1) and the advisory indication of the preferred frequency of stockholder advisory votes (Proposal 3). Abstentions will have the same effect as “Against” votes on Proposals 2, 4 and 5 and will have no effect on Proposals 1 or 3. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, even if not contested, advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation and approval of equity incentive plans. Broker non-votes are counted toward a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1, the election of directors, the twelve nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withhold” will affect the outcome.

•

To be considered to have been approved, Proposal 2, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal 3, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares represented and entitled to vote thereat either in person or by proxy will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

•

To be approved, Proposal 4, approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal 5, the ratification of the selection by the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 97,380,783 shares outstanding and entitled to vote. Thus, the holders of 48,690,392 shares of common stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?

The Proxy Statement and our annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of twelve directors. There are twelve nominees for director this year. Each current director is a nominee. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees was previously elected by our stockholders at our 2016 annual meeting of stockholders. All of our currently serving directors attended our annual meeting of stockholders last year.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Proxies may not be voted for more than twelve nominees. The twelve nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the twelve nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Our Corporate Governance Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the committee’s recommendation.

NOMINEES

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Robert H. Niehaus, age 61, has served as a director of our company since February 2008 and as Chairman of our Board of Directors since September 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in September 2009. Mr. Niehaus is the founder and Chairman of GCP Capital Partners LLC, an investment firm formed in 2009 as the successor to Greenhill Capital Partners, the merchant banking business of Greenhill & Co., Inc. Mr. Niehaus joined Greenhill & Co. in 2000 to begin the formation of Greenhill Capital Partners and served as its Chairman and Chair of its Investment Committee from 2000 to 2009.

Prior to joining Greenhill, Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the private equity investment funds Morgan Stanley Leveraged Equity Fund II, L.P. and Morgan Stanley Capital Partners III, L.P. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.

Mr. Niehaus currently serves as a director of several private portfolio companies of GCP Capital Partners. Mr. Niehaus received a Bachelor of Arts degree in International Affairs from the Woodrow Wilson School at Princeton University and a Masters of Business Administration degree from the Harvard Business School, from which he graduated with high distinction as a Baker Scholar. Our Board of Directors believes Mr. Niehaus’s qualifications to serve on our Board include his extensive corporate management experience, his financial and investment banking expertise and his experience serving on the boards of directors of numerous companies, particularly in the telecommunications industry.

Thomas C. Canfield, age 61, has served as a director of our company since February 2008. Since October 2007, Mr. Canfield has served as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc. From September 2006 to October 2007, Mr. Canfield served as General Counsel and Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as Chief Executive Officer and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in Latin American cities. Mr. Canfield also served as General Counsel and Secretary at AT&T Latin America Corp. from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of the law firm Debevoise & Plimpton LLP. Our Board of Directors believes Mr. Canfield’s qualifications to serve on our Board include his management experience in the telecommunications and aviation industries and his particular familiarity with serving as a director of technology companies.

Matthew J. Desch, age 59, has served as our Chief Executive Officer and a director of our company since September 2009 and previously served as Chief Executive Officer of our predecessor, Iridium Holdings LLC, or Iridium Holdings, from August 2006 to September 2009. From 2002 to 2005, Mr. Desch served as Chief Executive Officer of Telcordia Technologies, Inc., a telecommunications software services provider. Previously, he spent 13 years at Nortel Networks Corporation, including as President of its global wireless networks business from 1996 to 1999 and as President of Global Carriers from 1999 to 2000. He also serves on the President’s National Security Telecommunications Advisory Committee. Mr. Desch received a Bachelor of Science degree in Computer Science from The Ohio State University and a Master of Business Administration degree from the University of Chicago. Our Board of Directors believes Mr. Desch’s qualifications to serve on our Board include his deep knowledge of our company gained from his position as our Chief Executive Officer and previously as the Chief Executive Officer of Iridium Holdings, as well as his extensive experience in the telecommunications industry.

Thomas J. Fitzpatrick, age 59, has served as our Chief Financial Officer since April 2010 and as our Chief Administrative Officer and a director of our company since August 2013. From 2002 to December 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company that was acquired by AT&T in November 2009. Previously, Mr. Fitzpatrick served as Chief Financial Officer of a number of privately held and publicly traded companies in the telecommunications and technology industries and was a Vice President with Bell Atlantic Corporation (now Verizon). Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant. Our Board of Directors believes Mr. Fitzpatrick’s qualifications to serve on our Board include his deep knowledge of our company gained from his position as our Chief Financial Officer and Chief Administrative Officer, as well as his extensive financial experience in the telecommunications industry.

Jane L. Harman, age 71, has served as a director of our company since May 2015. Since February 2011, Ms. Harman has served as Director, President and Chief Executive Officer of the Woodrow Wilson International Center for Scholars, a research institute affiliated with the Smithsonian Institution in Washington, D.C. From 1993 to 1999 and 2001 to 2011, Ms. Harman served as a member of the U.S. House of Representatives, representing California’s 36th Congressional District. During her nine Congressional terms, she served on a number of major security committees, including Armed Services, Intelligence and Homeland Security. Prior to serving in Congress, Ms. Harman was Staff Director of the Senate Judiciary Subcommittee on Constitutional Rights, Deputy Cabinet Secretary to President Jimmy Carter, Special Counsel to the Department of Defense, and

in private law practice. She received a bachelor’s degree in government with honors from Smith College and earned her law degree from Harvard Law School. Ms. Harman is a member of the Defense Policy Board, the State Department Foreign Policy Board, and the Homeland Security Advisory Committee. She also serves on the Executive Committee of the Trilateral Commission and the Advisory Board of the Munich Security Conference, is a Trustee of the Aspen Institute and the University of Southern California and is also a member of the Presidential Debates Commission. Our Board of Directors believes Ms. Harman’s qualifications to serve on our Board include her extensive political and leadership experience.

Alvin B. Krongard, age 80, has served as a director of our company since September 2009 and previously served as a director of our predecessor, Iridium Holdings, from 2006 until September 2009. Since 2004, Mr. Krongard has been pursing personal interests. He served as Executive Director of the Central Intelligence Agency from 2001 to 2004 and as counselor to the Director of the Central Intelligence Agency from 2000 to 2001. Mr. Krongard previously served in various capacities at Alex.Brown, Incorporated, including serving as Chief Executive Officer beginning in 1991 and assuming additional duties as Chairman of the board of directors in 1994. Upon the merger of Alex.Brown with Bankers Trust Corporation in 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency in 1998. He currently serves as the lead independent director and chairman of the audit committee of the board of directors of Under Armour, Inc. and serves as a director of Apollo Global Management, LLC and a member of the audit committee of its board of directors. Mr. Krongard graduated with honors from Princeton University and received a Juris Doctor degree from the University of Maryland School of Law, where he graduated with honors. Mr. Krongard also serves as the Vice Chairman of the Johns Hopkins Health System. Our Board of Directors believes Mr. Krongard’s qualifications to serve on our Board include his past leadership experience with a large publicly traded investment banking firm Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the board of directors, his past leadership experience with the Central Intelligence Agency, including serving as Executive Director responsible for overall operations of the agency, and his deep knowledge of our Company dating to his time as a director of Iridium Holdings.

Admiral Eric T. Olson (Ret.), age 65, has served as a director of our company since December 2011. Admiral Olson retired from the United States Navy in 2011 as a full Admiral after 38 years of military service. He served in special operations units throughout his career, during which he was awarded several decorations for leadership and valor, including the Defense Distinguished Service Medal and the Silver Star. Admiral Olson was the first Navy SEAL officer to be promoted to three- and four-star ranks. Admiral Olson’s career culminated as the head of the United States Special Operations Command from July 2007 to August 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force and Marine Corps special operations forces. As President and Managing Member of ETO Group, LLC since September 2011, Admiral Olson is now an independent national security consultant who supports a wide range of private and public sector organizations. Admiral Olson serves on the board of directors of Under Armour, Inc. and is a member of its nominating and corporate governance committee and also serves as a Director of the non-profit Special Operations Warrior Foundation. Admiral Olson graduated from the United States Naval Academy in 1973 and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. He is an Adjunct Professor in the School of International and Public Affairs at Columbia University. Our Board of Directors believes Admiral Olson’s qualifications to serve on our Board include his past leadership experience as an Admiral in the United States Navy, including his leadership and management of a large and complex organization as head of the United States Special Operations Command.

Steven B. Pfeiffer, age 70, has served as a director of our company since September 2009 and served on the Board of Directors of our predecessor, Iridium Holdings, from 2001 to September 2009. Mr. Pfeiffer has been a partner in the law firm of Norton Rose Fulbright US LLP since 2013, when Fulbright & Jaworski LLP became a member of Norton Rose Fulbright Verein, a Swiss Verein. Mr. Pfeiffer was a partner at Fulbright & Jaworski LLP from 1983 until 2013, and he served as the Chairman of its Executive Committee from 2003 to 2012. He previously served as the Partner-In-Charge of the Washington, D.C. and London offices and headed the firm’s International Department. Mr. Pfeiffer is a Non-Executive Director of Barloworld Limited, a public company in

South Africa on whose compensation, nominating and general purposes committees he also serves. Mr. Pfeiffer is a Non-Executive Director of Borghese International Ltd. He also serves as Chairman Emeritus of Wesleyan University, a Trustee of The Africa-America Institute in New York, a Director of Project HOPE in Washington, D.C., and a Director of the NAACP Legal Defense and Educational Fund, Inc. Mr. Pfeiffer received a Bachelor of Arts degree from Wesleyan University and studied at Oxford University as a Rhodes Scholar, completing a Bachelor of Arts degree and a Masters degree in jurisprudence. He also holds a Masters degree in Area Studies (Africa) from the School of Oriental and African Studies of the University of London and holds a Juris Doctor degree from Yale University. Mr. Pfeiffer served as an officer on active and reserve duty in the U.S. Navy. In 2010, he was recognized by the National Association of Corporate Directors (NACD) as one of the top 100 non-executive directors in the United States. Our Board of Directors believes Mr. Pfeiffer’s qualifications to serve on our Board include his extensive corporate management experience, his experience in working with technology companies, and, as a long-term member of the Board of Directors of Iridium Holdings, his deep knowledge of our company.

Parker W. Rush, age 57, has served as a director of our company since February 2008. Since July 2012, Mr. Rush has served as Chief Executive Officer and Chairman of ClearView Risk Holdings LLC. Since March 2012, he has also served as a Partner at Consult PWR, LLC. From 2003 until March 2012, Mr. Rush served as the President and Chief Executive Officer and as a member of the board of directors of Republic Companies Group, Inc., a property and casualty insurance company. Previously, Mr. Rush served in various capacities at The Chubb Corporation from 1980 to 2003, including as a Senior Vice President and Managing Director. Mr. Rush received a Bachelor of Business Administration degree from the University of Texas. Mr. Rush currently serves as a member of the boards of directors of American Independent Insurance Company and as a member of the Advisory Board for the Dallas-Fort Worth Salvation Army. Our Board of Directors believes Mr. Rush’s qualifications to serve on our Board include his extensive corporate management experience and his financial expertise.

Henrik O. Schliemann, age 52, has served as a director of our company since May 2015. Mr. Schliemann has served as the Managing Partner of PMB – Private Merchant Banking – Capital Ltd since September 2015, a business carved out of Edmond de Rothschild Private Merchant Banking LLP, of which he was the Managing Partner from October 2012 to September 2015. In January 2001, he joined Hawkpoint Partners Ltd as a Founding Partner and then served as its co-Chief Executive Officer from October 2009 until September 2012. Before that Mr. Schliemann was a Managing Director of Investment Banking at Merrill Lynch International from 1997 to 2000, Director of Corporate Finance at Baring Brothers Ltd from 1993 to 1996 and Vice President of Corporate Banking at JP Morgan & Co from 1988 to 1992. Mr. Schliemann was formerly a director of INFO AG, a provider of IT outsourcing and consultation in Germany. Mr. Schliemann received his Bachelor of Arts degree in Economics and Finance from the University of Pennsylvania, where he currently serves on the Advisory Board of the Huntsman Program for International Studies. Our Board of Directors believes Mr. Schliemann’s qualifications to serve on our Board include his extensive corporate management experience and his financial and investment banking expertise.

S. Scott Smith, age 58, has served as our Chief Operating Officer and a director of our company since August 2013. He previously served as our Executive Vice President, Satellite Development and Operations from April 2010 to August 2013. From 2006 to March 2010, Mr. Smith served as Chief Operating Officer of DigitalGlobe Inc. From 1995 to 2006, he held various positions at Space Imaging Inc., most recently as Executive Vice President, Sales, Engineering and Operations. Previously, Mr. Smith served in a number of engineering and management positions with Lockheed Missiles & Space Company. Mr. Smith is currently a member of the board of directors of Rocket Lab USA, Inc. He received a Bachelor of Science degree in Aerospace Engineering from Syracuse University and a Master of Science degree in Aeronautical and Astronautical Engineering from Stanford University. Our Board of Directors believes Mr. Smith’s qualifications to serve on our Board include his deep knowledge of our company gained from his current position as our Chief Operating Officer and previous position as our Executive Vice President, Satellite Development and Operations.

Barry J. West, age 71, has served as a director of our company since May 2014. Mr. West served as Chief Executive Officer of Collision Communications Inc., a telecommunications company, from May 2011 to May 2015. Since May 2015, Mr. West has been pursuing personal interests. From June 2010 to May 2011, he was a consultant to companies in the mobile broadband industry. From November 2008 to June 2010, he served as the President and Chief Architect of Clearwire Corporation and as its President of International Operations. From 2005 to November 2008, he served in a number of roles with Sprint Nextel Corp., including as its Chief Technical Officer and President of its 4G Mobile Broadband unit (XOHM). From 1996 to 2005, he served as Chief Technology Officer and Executive Vice President of Nextel Communications, Inc. Prior to joining Nextel, Mr. West served in a number of senior positions with British Telecom for more than 35 years, most recently as director of value-added services and corporate marketing at Cellnet, a cellular communications subsidiary of British Telecom. Our Board of Directors believes that Mr. West’s qualifications to serve on the Board include his extensive technology background and corporate management experience in the telecommunications industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following nine directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Canfield, Krongard, Niehaus, Olson, Pfeiffer, Rush, Schliemann and West and Ms. Harman. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Messrs. Desch, Fitzpatrick and Smith are not independent directors by virtue of their positions as our executive officers.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board. The Chairman has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met four times during 2016. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the year for which he or she was a director or committee member. At each meeting, the Board of Directors holds a regularly scheduled executive session at which only independent directors are present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for 2016 for each of these Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Thomas C. Canfield	X				X
Jane L. Harman					X	**
Alvin B. Krongard			X		X	*
Robert H. Niehaus			X
Admiral Eric T. Olson (Ret.)					X
Steven B. Pfeiffer			X	*
Parker W. Rush	X	*
Henrik O. Schliemann	X
Barry J. West			X
Total meetings in 2016	4		5		1

*	Committee Chairman.
**	Ms. Harman was appointed to the Nominating and Corporate Governance Committee on March 2, 2017.

Below is a description of these three committees of our Board of Directors. The Board of Directors has determined that each member of each committee is independent within the meaning of the NASDAQ listing standards and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of Messrs. Rush (Chairman), Canfield and Schliemann. In 2016, the Audit Committee met four times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance.cfm.

At least annually, the Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all current members of our Audit Committee are independent. The Board of Directors has also determined that Mr. Rush qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Rush’s level of knowledge and experience based on a number of factors, including his formal education and experience as the President and Chief Executive Officer of a public reporting company.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management of Iridium Communications Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

AUDIT COMMITTEE

Parker W. Rush, Chairman

Thomas C. Canfield

Henrik O. Schliemann

The material in this Report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Pfeiffer (Chairman), Krongard, Niehaus and West. All of the current members of our Compensation Committee are independent within the meaning of the NASDAQ listing standards. In 2016, the Compensation Committee met five times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance.cfm.

The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including with respect to salary, long-term equity incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other employee benefits, and to review and determine the compensation to be paid to our executive officers and directors. The Compensation Committee has also made a non-exclusive delegation of certain authorities to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or the Code, which we refer to as the performance subcommittee.

Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and other filings.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2016, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, our Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Use of Compensation Consultant.”

The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2016 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During 2016, the members of our Compensation Committee were Messrs. Pfeiffer, Krongard, Niehaus and West, none of whom is a current or former employee of our company. None of the members of our Compensation Committee had a direct or indirect material interest in any related-party transaction involving our company.

No interlocking relationships exist between our Board of Directors or our Compensation Committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

COMPENSATION COMMITTEE

Steven B. Pfeiffer, Chairman

Alvin B. Krongard

Robert H. Niehaus

Barry J. West

The material in this Report of the Compensation Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for us.

The Nominating and Corporate Governance Committee is composed of Messrs. Krongard (Chairman), Canfield and Olson and Ms. Harman. Ms. Harman was appointed to the Nominating and Corporate Governance Committee on March 2, 2017. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ listing standards.

During 2016, the Nominating and Corporate Governance Committee met one time. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at: http://investor.iridium.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee believes that candidates for director should have minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider other factors, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee can modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of the Board to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors, the Nominating and Corporate Governance Committee annually reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts, as well as those of senior management, to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1750 Tysons Blvd., Suite 1400, McLean, VA 22102, Attn: Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the name and address of the stockholder making the recommendation, the number of shares of our common stock beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to our Secretary at 1750 Tysons Blvd., Suite 1400, McLean, VA 22102. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of our shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Ethics

We have adopted the Iridium Communications Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all of our officers, directors and employees as well as those of our subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/corporate-governance.cfm. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines, or the Guidelines, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will then act on the committee’s recommendation. The Guidelines are available on our website at http://investor.iridium.com/corporate-governance.cfm.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained later in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this Proxy Statement, is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, based on the result of the stockholder advisory vote under Proposal 3 or for any other reason, the next scheduled say-on-pay vote will be at the 2018 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote, similar to Proposal 2, on the compensation of our named executive officers as disclosed in our proxy statements. Currently, consistent with the preference expressed by the stockholders at our 2011 annual meeting of stockholders, the policy of our Board is to solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Dodd-Frank Act requires that we hold a “frequency” vote at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay advisory vote. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of every year.

When we last held an advisory vote regarding the frequency of say-on-pay votes in 2011, we did not make a recommendation on this proposal. Considering input we have received through ongoing stockholder outreach, the benefits from our past practice of submitting the advisory vote to our stockholders annually, and in light of investor expectations and prevailing market practice, we now recommend stockholders vote to hold the say-on-pay vote every year.

The frequency that receives the highest number of votes from the holders of shares represented and entitled to vote at the annual meeting either in person or by proxy will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ opinions and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on us or the Board, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation programs. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE OF “EVERY YEAR” FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE IRIDIUM COMMUNICATIONS INC. 2015 EQUITY INCENTIVE PLAN, INCLUDING APPROVAL OF THE TERMS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS “PERFORMANCE-BASED COMPENSATION” FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

We are asking our stockholders to approve an amendment and restatement of the Iridium Communications Inc. 2015 Equity Incentive Plan, or the 2015 Plan, at the annual meeting. We refer to such amendment and restatement of the 2015 Plan in this Proxy Statement as the “Amended 2015 Plan.” In addition, as part of this approval, stockholders will consider the terms of the Amended 2015 Plan relating to awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Amended 2015 Plan was approved by our Compensation Committee on March 1, 2017, subject to approval by our stockholders.

Approval of the Amended 2015 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

The Amended 2015 Plan contains the following material changes from the 2015 Plan:

•

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan will not exceed (i) 19,797,991 shares (which is the sum of (A) 2,397,991 shares, which was the number of unallocated shares remaining available for the grant of new awards under our 2012 Equity Incentive Plan, or the Prior Plan, as of the effective date of the 2015 Plan, (B) 9,400,000 shares approved by our stockholders at our 2015 annual meeting, and (C) 8,000,000 shares we are requesting our stockholders approve at the 2017 annual meeting), plus (ii) any Prior Plans’ Returning Shares (as defined below in “Description of the 2015 Equity Incentive Plan – Shares Available for Awards”), as such shares become available from time to time.

•

The Amended 2015 Plan provides that (i) no dividends will be paid with respect to any shares of our common stock subject to an award before the date such award vests and (ii) dividend equivalents may be credited in respect of shares of our common stock covered by an award; provided, however, that any such dividend equivalents will be subject to all of the same terms and conditions of the underlying award agreement to which they relate (including any vesting conditions applicable to the shares with respect to which such dividend equivalents are credited).

Key Plan Features

The Amended 2015 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•	No single trigger accelerated vesting upon change in control. The Amended 2015 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•

No liberal share counting or recycling. The following shares will not become available again for issuance under the Amended 2015 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award and (iv) in the event a stock appreciation right is settled in shares, the gross number of shares subject to such award.

•

Minimum vesting requirements. The Amended 2015 Plan provides that no award will vest until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the aggregate number of shares that may be issued under the Amended 2015 Plan may be subject to awards which do not meet such vesting requirements.

•

Awards subject to forfeiture/clawback. Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•

Repricing is not allowed. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior stockholder approval.

•

Stockholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•

No liberal change in control definition. The change in control definition in the Amended 2015 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2015 Plan to be triggered.

•

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2015 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NASDAQ listing standards. In addition, all of the members of the performance subcommittee of our Compensation Committee, which has been delegated certain authorities with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, are “outside directors” within the meaning of Section 162(m) of the Code.

•

Material amendments require stockholder approval. Consistent with NASDAQ rules, the Amended 2015 Plan requires stockholder approval of any material revisions to the Amended 2015 Plan. In addition, certain other amendments to the Amended 2015 Plan require stockholder approval.

•

Stock ownership and holding guidelines. As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to own shares of our common stock with a value equal to four times his annual base salary, our executive vice presidents, including our chief financial officer, chief operating officer and chief legal officer, are required to own shares of our common stock with a value equal to two times their annual base salaries and our senior vice presidents and vice presidents are required to own shares of our common stock with a value equal to one times and one-half times their annual base salaries, respectively. Each non-employee director is required to own shares of our common stock with a value equal to four times his or her annual base cash retainer.

•

Limit on non-employee director awards and other awards. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $400,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). The Amended 2015 Plan also contains other annual per-participant limits on stock options, stock appreciation rights and performance-based stock and cash awards.

•

Restrictions on dividends. The Amended 2015 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Performance-Based Awards

Approval of the Amended 2015 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the Amended 2015 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” is not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the Amended 2015 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2015 Plan (as described in the summary below).

We believe it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Stockholder Approval

If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the annual meeting. In the event that our stockholders do not approve this Proposal 4, the Amended 2015 Plan will not become effective and the 2015 Plan will continue to be effective in accordance with its terms.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 14, 2017
Total number of shares of common stock subject to outstanding stock options	7,193,251
Weighted-average exercise price of outstanding stock options	$7.88
Weighted-average remaining term of outstanding stock options	5.23 years
Total number of shares of common stock subject to outstanding full value awards	3,985,780
Total number of shares of common stock available for grant under the 2015 Plan	3,521,661
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	97,380,782
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$8.75

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity incentive awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a majority of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward and retain employees and directors.

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the Amended 2015 Plan by 8,000,000 shares is approved, we will have approximately 11,521,661 shares available for grant after our annual meeting, which we anticipate being a maximum of a two-year pool of shares. We anticipate needing to seek stockholder approval in 2019 for additional shares to be reserved under the Amended 2015 Plan, or a successor plan.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2016, 2015 and 2014.

	Fiscal Year 2016	Fiscal Year 2015	Fiscal Year 2014
Total number of shares of common stock subject to stock options granted	249,300	885,258	1,163,353
Total number of shares of common stock subject to full value awards granted	2,297,397	834,490	1,429,925
Weighted-average number of shares of common stock outstanding	95,967,000	95,097,000	88,080,000
Burn Rate	2.65%	1.81%	2.94%

Description of the Amended 2015 Plan

The material features of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is attached to this Proxy Statement as Exhibit A.

Purpose

The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the Amended 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan, or the Share Reserve, will not exceed (A) 19,797,991 shares (which is the sum of (i) 2,397,991 shares remaining available for the grant of new awards under the Prior Plan as of the original effective date of the 2015 Plan, (ii) 9,400,000 shares approved by our stockholders at our 2015 annual meeting of stockholders, and (iii) 8,000,000 shares that we are requesting our stockholders approve at our 2017 annual meeting), plus (B) any Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under the Prior Plan or the 2009 Iridium Communications Inc. Stock Incentive Plan, or the 2009 Plan: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.

The number of shares of our common stock available for issuance under the Amended 2015 Plan will be reduced by (i) one share for each share of common stock issued pursuant to an appreciation award (i.e., a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant), and (ii) 1.8 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not an appreciation award).

The following shares of our common stock, or the Amended 2015 Plan Returning Shares, will become available again for issuance under the Amended 2015 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.

The number of shares of our common stock available for issuance under the Amended 2015 Plan will be increased by (i) one share for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to an appreciation award, and (ii) 1.8 shares for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to a full value award.

The following shares of our common stock will not become available again for issuance under the Amended 2015 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan and (iv) in the event that a stock appreciation right granted under the Amended 2015 Plan or the Prior Plan is settled in shares of common stock, the gross number of shares of common stock subject to such award.

Eligibility

All of our (including our affiliates’) approximately 399 employees, nine non-employee directors and approximately 40 consultants as of March 14, 2017 are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the Amended 2015 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than: (i) a maximum of 3,000,000 shares of our common stock subject to stock options and stock appreciation rights whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 3,000,000 shares of our common stock subject to performance stock awards; and (iii) a maximum of $5,000,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

Under the Amended 2015 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $400,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The Amended 2015 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our Board has delegated concurrent authority to administer the Amended 2015 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Compensation Committee has also delegated certain authorities to our performance subcommittee with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” below)), the Plan Administrator, and the performance subcommittee with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2015 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2015 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the Amended 2015 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Minimum Vesting Requirements

Under the Amended 2015 Plan, no award will vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the Share Reserve may be subject to awards which do not meet such vesting (and, if applicable, exercisability) requirements.

Dividends and Dividend Equivalents

The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Stock Options

Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the Amended 2015 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to

12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2015 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2015 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2015 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2015 Plan is 36,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2015 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our performance subcommittee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our performance subcommittee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our performance subcommittee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our performance subcommittee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our performance subcommittee will certify in writing whether the performance goals have been satisfied.

Performance goals under the Amended 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or completion of projects or processes; (30) user satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) workforce diversity; (42) growth of net income or operating income; (43) billings; (44) bookings; (45) the number of users, including but not limited to unique users; (46) employee retention and/or satisfaction; (47) OEBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, Iridium GO!® devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium CertusSM, Iridium Pilot® or other products using the Iridium OpenPort® service, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium® NEXT satellites or Iridium PRIMESM; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, Iridium GO! devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium Certus, Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; and (58) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our performance subcommittee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude Iridium NEXT revenue; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Plan Administrator.

In addition, our performance subcommittee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” above)), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the Amended 2015 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Plan Administrator at the time of grant of the stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a corporate transaction, which is contingent upon the effectiveness of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Plan Administrator, all performance cash awards will terminate prior to the effective time of the corporate transaction.

For purposes of the Amended 2015 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the Amended 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended 2015 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the Amended 2015 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan or an award agreement, no amendment or termination of the Amended 2015 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2015 Plan after the tenth anniversary of the date the Amended 2015 Plan was adopted by our Compensation Committee.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2015 Plan. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The Amended 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Awards Granted Under the 2015 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2015 Plan as of March 14, 2017.

2015 Plan

Name and Position	Number of Shares
Matthew J. Desch	409,288
Chief Executive Officer
Thomas J. Fitzpatrick	167,079
Chief Financial Officer and Chief Administrative Officer
S. Scott Smith	155,799
Chief Operating Officer
Bryan J. Hartin	114,735
Executive Vice President, Sales & Marketing
Thomas D. Hickey	114,901
Chief Legal Officer and Secretary
All current executive officers as a group	1,121,560
All current directors who are not executive officers as a group	243,858
Each nominee for election as a director:
Robert H. Niehaus	25,183
Thomas C. Canfield	29,791
Jane L. Harman	26,643
Alvin B. Krongard	38,329
Admiral Eric T. Olson (Ret.)	30,701
Steven B. Pfeiffer	19,151
Parker W. Rush	28,266
Henrik O. Schliemann	26,643
Barry J. West	19,151
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	3,776,792

New Plan Benefits under Amended 2015 Plan

Amended 2015 Plan
Name and position	Dollar value	Number of shares
Matthew J. Desch
Chief Executive Officer	(1)	(1)
Thomas J. Fitzpatrick
Chief Financial Officer and Chief Administrative Officer	(1)	(1)
S. Scott Smith
Chief Operating Officer	(1)	(1)
Bryan J. Hartin
Executive Vice President, Sales & Marketing	(1)	(1)
Thomas D. Hickey
Chief Legal Officer and Secretary	(1)	(1)
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$1,402,500 per calendar year	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)

Awards granted under the Amended 2015 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2015 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended 2015 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2015 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2016 if the Amended 2015 Plan had been in effect, are not determinable.

(2)

Awards granted under the Amended 2015 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2015 Plan. However, pursuant to our current compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive an annual retainer of $140,000 for serving on the Board and, if applicable, an annual retainer of $50,000 for serving as the Chairman of the Board, an annual retainer of $40,000 for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 for serving as the Chairman of the Compensation Committee, and an annual retainer of $7,500 for serving as the Chairman of the Nominating and Corporate Governance Committee for each calendar year, provided that the non-employee director continues his or her service as a non-employee director (or Chairman of the Board or a committee, as applicable) during such calendar year. $90,000 of each non-employee director’s annual retainer is paid in the form of restricted stock unit awards, and each non-employee director may elect to receive the remaining value of such retainers in the form of restricted stock unit awards. In addition, non-employee directors serving on the Government Advisory Committee receive an additional retainer of $15,000, paid in the form of restricted stock unit awards. The number of shares subject to such restricted stock unit awards is determined on the basis of the fair market value of our common stock, on the third business day in January of the calendar year in which the award is granted and, therefore, is not determinable at this time. After the date of the annual meeting, any such awards will be granted under the Amended 2015 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.

Required Vote and Board of Directors Recommendation

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Ernst & Young LLP to continue in its capacity as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our fiscal year ended December 31, 2008.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 by Ernst & Young LLP.

	Year Ended December 31,
	2016	2015
Audit fees(1)	$1,360,509	$1,425,010
Audit-related fees	—	—
Tax fees(2)	21,849	27,007
All other fees	—	—

Total fees	$1,382,358	$1,452,017

(1)

Fees for audit services include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, and fees related to registration statements.

(2)	Tax fees included fees for tax compliance, tax advice and tax planning.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 5.

MANAGEMENT

EXECUTIVES OFFICERS WHO ARE NOT DIRECTOR NOMINEES

Bryan J. Hartin, age 53, has served as our Executive Vice President, Sales and Marketing since December 2012. From June 2009 to December 2012, Mr. Hartin served as Senior Vice President of Sales, Distribution and Business Development of LightSquared, a telecommunications company. From May 2008 to June 2009, Mr. Hartin worked as an independent consultant to companies in the wireless telecommunications industry. From 2003 to May 2008, Mr. Hartin was Vice President—Indirect Distribution of Sprint Nextel Corporation. Mr. Hartin received a Bachelor of Science degree in Business Administration from LeMoyne College and a Master of Business Administration degree from The American University.

Thomas D. Hickey, age 57, has served as our Chief Legal Officer and Secretary since May 2011. He previously served as General Counsel of Primus Telecommunications Group, Incorporated, a global provider of advanced facilities-based communications solutions, from July 2010 to March 2011. From April 2006 to June 2010, Mr. Hickey served as Vice President and General Counsel of Cyren Call Communications Corporation, a provider of wireless communications solutions for first responders. Prior to that, he spent 17 years with Nextel Communications, Inc. and Sprint Nextel Corporation, most recently in the role of Vice President, Law and Deputy General Counsel. Mr. Hickey began his legal career in the telecommunications practice of the Jones Day law firm. His prior experience also includes work in the White House, the Federal Communications Commission and Congress. Mr. Hickey received his Juris Doctor degree from the Washington University School of Law and a bachelor’s degree in public policy studies from Duke University.

Richard P. Nyren, age 47, has served as our Chief Accounting Officer since May 2016 and previously served as our Vice President and Corporate Controller from August 2011 to May 2016. From January 2009 to August 2011, Mr. Nyren served as Assistant Controller and then Vice President and Controller of XO Holdings, Inc., a telecommunications service provider. From 2006 to January 2009, Mr. Nyren served as Controller of Fairchild Corporation, an international diversified holding company. Mr. Nyren received his Bachelor of Science degree in Accounting from George Mason University and a Master of Business Administration degree from the University of Maryland-College Park and is a Certified Public Accountant.

Scott T. Scheimreif, age 48, has served as our Executive Vice President, Government Programs since December 2012 and previously served as acting Executive Vice President, Government Programs from June 2012 to December 2012 and as Vice President, Government Programs from April 2008 to June 2012. Mr. Scheimreif received his Bachelor of Science degree in Business Administration from Salisbury University.

Donald L. Thoma, age 55, has served as Chief Executive Officer of our Aireon LLC subsidiary since January 2012. Mr. Thoma previously served in a number of roles with our Iridium Satellite subsidiary, including as Executive Vice President, Marketing from 2008 to 2012, Executive Vice President, Corporate Development from 2006 to 2008, Executive Vice President, Vertical Markets from 2004 to 2006 and Executive Vice President, Data Services from 2002 to 2004. From 2001 to 2002, Mr. Thoma served as Vice President of Marketing and Business Development for ObjectVideo, Inc. From 1992 to 2000, he held a number of management roles at ORBCOMM Inc., including Senior Director of Transportation, General Manager of its Vantage Tracking Solutions business unit, and Vice President, Business Development. Previously, Mr. Thoma served as the Director of Integration and Launch Operations for Orbital Sciences Corporation. He also served as a Captain in the United States Air Force Space Division from 1983 to 1988. Mr. Thoma holds a Bachelor of Aeronautical Engineering degree from Rensselaer Polytechnic Institute, a Master of Aerospace Engineering degree from the University of Southern California and a Master of Business Administration degree from the Harvard Business School.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 14, 2017 by (i) each director nominee, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and current directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percentage (%)
5% Holders
Baralonco Limited(2)	13,599,230	13.8
BlackRock Inc.(3)	11,629,152	11.9
The Vanguard Group(4)	9,729,542	10.0
BAMCO, Inc.(5)	9,307,518	9.6
FMR LLC(6)	7,638,203	7.8
Capital World Investors(7)	7,576,132	7.7
Van Berkom & Associates Inc.(8)	5,051,777	5.2

Executive Officers, Directors and Director Nominees
Matthew J. Desch(9)	1,776,112	1.8
Thomas J. Fitzpatrick(10)	812,096	*
S. Scott Smith(11)	605,927	*
Bryan J. Hartin(12)	247,613	*
Thomas D. Hickey(13)	357,876	*
Robert H. Niehaus(14)	662,116	*
Thomas C. Canfield(15)	208,742	*
Jane L. Harman(16)	18,348	*
Alvin B. Krongard(17)	387,604	*
Admiral Eric T. Olson (Ret.)(18)	69,353	*
Steven B. Pfeiffer(19)	86,782	*
Parker W. Rush(20)	164,121	*
Henrik O. Schliemann(16)	18,348	*
Barry J. West(21)	65,249	*
All current directors and executive officers as a group (17 persons)(22)	6,487,660	6.4

*	Less than 1% of the outstanding shares of common stock.
(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 97,380,783 shares outstanding on March 14, 2017. Shares of common stock issuable under options that are exercisable as of March 14, 2017 or within 60 days of March 14, 2017, preferred stock that can be converted into common stock within 60 days of March 14, 2017, and shares underlying restricted stock units, or RSUs, that are vested as of March 14, 2017 or will vest within 60 days of March 14, 2017, are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying all vested RSUs held by each of our non-employee directors will be released six months following the termination of such director’s service.

(2)

This information has been obtained from a Schedule 13D/A filed on June 3, 2014 by Baralonco Limited and its sole owner, Khalid bin Abdullah bin Abdulrahman, and includes 530,110 shares issuable upon conversion of 50,000 shares of our 7% Series A Cumulative Perpetual Convertible Preferred Stock, or Series A Preferred

Stock, and 669,120 shares issuable upon conversion of 20,000 shares of our 6.75% Series B Cumulative Perpetual Convertible Stock, or Series B Preferred Stock. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.

(3)

This information has been obtained from a Schedule 13G/A filed on January 12, 2017 by BlackRock, Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)

This information has been obtained from a Schedule 13G/A filed on February 10, 2017 by The Vanguard Company. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

This information has been obtained from a Schedule 13G/A filed on February 14, 2017 by BAMCO, Inc. and affiliated persons and entities, which share voting and dispositive power as described therein. The principal business address of these persons and entities is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(6)	This information has been obtained from a Schedule 13G filed on February 14, 2017 by FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(7)

This information has been obtained from a Schedule 13G/A filed on February 13, 2017 by Capital World Investors and includes 636,132 shares issuable upon the conversion of 60,000 shares of Series A Preferred Stock. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(8)

This information has been obtained from a Schedule 13G filed on February 9, 2017 by Van Berkom & Associates Inc. The principal business address of Van Berkom & Associates Inc. is 113 Sherbrooke St. West, Suite 1005, Montreal, A8 H3A 2M8.

(9)	Includes 26,764 shares issuable upon conversion of 800 shares of Series B Preferred Stock and 1,182,406 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017.
(10)

Includes 13,382 shares issuable upon conversion of 400 shares of Series B Preferred Stock, 653,737 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 2,500 shares underlying RSUs that vest within 60 days of March 14, 2017.

(11)

Includes 6,691 shares issuable upon conversion of 200 shares of Series B Preferred Stock, 472,414 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 2,500 shares underlying RSUs that vest within 60 days of March 14, 2017.

(12)	Includes 196,378 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017.
(13)	Includes 289,876 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017.
(14)	Includes 123,442 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 66,398 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.
(15)	Includes 10,036 shares issuable upon conversion of 300 shares of Series B Preferred Stock and 129,397 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.
(16)	Consists solely of shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.
(17)

Includes 252,782 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 20,812 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017. Excludes 115,233 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children of which Mr. Krongard’s wife is the trustee. Mr. Krongard disclaims beneficial ownership of any shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009.

(18)

Consists of 3,750 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 65,603 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.

(19)

Consists of 8,861 shares issuable upon exercise of stock options exercisable within 60 days of March 14, 2017 and 77,921 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.

(20)	Includes 113,395 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.
(21)

Consists of 44,393 shares issuable upon the exercise of stock options exercisable within 60 days of March 14, 2017 and 10,856 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017.

(22)

Includes 3,985,462 shares issuable upon the exercise of stock options exercisable within 60 days of March 14, 2017 and 526,078 shares underlying RSUs that are vested or vest within 60 days of March 14, 2017. See footnotes 9 through 21.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	10,525,040	$5.38	7,737,484
Equity compensation plans not approved by security holders(2):	—	—	—

Total	10,525,040	$5.38	7,737,484

(1)

Includes 3,323,059 shares issuable upon the settlement of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $7.87 per share. There are no warrants outstanding under our equity compensation plan.

(2)	We do not maintain any equity compensation plans that were not approved by our stockholders.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Background

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following current executives, who are referred to in this Compensation Discussion and Analysis and in the following tables as our named executive officers:

•	Matthew J. Desch, chief executive officer;

•	Thomas J. Fitzpatrick, chief financial officer and chief administrative officer;

•	S. Scott Smith, chief operating officer;

•	Thomas D. Hickey, chief legal officer and secretary; and

•	Bryan J. Hartin, executive vice president, sales and marketing.

We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary (page 48). In this section, we discuss our 2016 corporate performance highlights, certain aspects of our executive compensation program, the response of our Compensation Committee to the 2016 shareholder advisory vote on named executive officer compensation and a summary of reported versus realizable and realized equity award compensation for our chief executive officer.

2. Executive Compensation Program (page 52). In this section, we describe our executive compensation philosophy, the use of a compensation consultant and peer group data and the material components of our executive compensation program.

3. Other Executive Compensation Matters (page 63). In this section, we provide a brief overview of policies related to equity compensation grants and prohibition of hedging and pledging transactions involving our stock, minimum stock ownership, change in control, severance and employee benefits and executive compensation clawbacks. We also review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.

Executive Summary

Business Overview. We are the second largest provider by revenue of mobile voice and data communications services via satellite, and the only commercial provider of communications services offering true global coverage. Our satellite network provides communications services to regions of the world where existing wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, airways, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters. We provide voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our satellite network, which has an architecture of 66 in-orbit satellites with in-orbit spares and related ground infrastructure. We utilize an interlinked mesh architecture to route traffic across our satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for local ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence. We have recently begun launching our new satellite constellation, Iridium NEXT, which we expect to complete in 2018, and which will replace our first-generation satellite network with more powerful and capable satellites but will utilize the same interlinked mesh architecture of our first-generation constellation, with 66 operational satellites, as well as in-orbit and ground spares.

Important Features of our Executive Compensation Program. Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives to fulfill our business objectives. To do so, we believe that a majority of our executives’ target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions. The important features of our executive compensation program include:

•

Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial, strategic and operational goals selected annually by our Compensation Committee and an equity program that is also linked to future performance and continued service. Each executive’s target annual incentive bonus for the 2016 calendar year was paid in the form of restricted stock units that vested only upon the Compensation Committee’s certification of achievement of pre-established performance goals and continued service through the vesting date in March 2017. In addition, the first eighty percent of each executive’s target annual incentive bonus for the 2017 calendar year will be paid in the form of restricted stock units that will vest only upon the Compensation Committee’s certification of achievement of pre-established performance goals and continued service through the vesting date in March 2018.

•

In 2016, at-risk, performance-based compensation represented approximately 62% of our chief executive officer’s total direct compensation (as reported in our 2016 Summary Compensation Table), and an average of 55% of our other executives’ total direct compensation (as reported in our 2016 Summary Compensation Table).

•

Fifty percent of the value of annual equity awards vest only based on the achievement of performance criteria and, if such performance criteria are met, are subject to additional service-based vesting thereafter.

•	The cash severance benefits that we offer to our executives do not exceed two times base salary and annual bonus.

•	We do not provide our executive officers with any excise tax or other tax gross ups.

•	We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.

•

As further described below, our executives are required to comply with our stock ownership guidelines, which we adopted in February 2012. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operating officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.

•	Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the Iridium shares they hold.

•	Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.

•	Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.

•	We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.

Pay for Performance. Our chief executive officer and our other executive officers received a payout of 97% of target under our 2016 incentive bonus plan. The payout was the result of our meeting our annual operational EBITDA financial target and achieving several other operational goals. Per the terms of our 2016 annual incentive bonus plan, each executive’s incentive bonus earned for the 2016 calendar year was paid in the form of shares of our common stock pursuant to restricted stock units granted under our 2015 Plan that vested based upon achievement of the pre-established performance goals under our 2016 incentive bonus plan. A portion of the restricted stock units granted were forfeited and no bonus amounts were paid as cash awards for 2016 because actual earned bonuses did not exceed target. Similarly, in March 2017, our Compensation Committee approved our 2017 incentive bonus plan which provides for the payment of target bonuses, if earned, in the form of restricted stock units (in this case, the first eighty percent of any such earned bonus) that vest upon the Compensation Committee’s certification of achievement of pre-established specified performance goals, and continued service through the vesting date in March 2018. Any bonus amounts in excess of eighty percent of the target bonuses (if earned based on achievement of target or stretch performance goals) will be paid in cash. Paying all or a portion of our executive’s target annual incentive bonuses in the form of equity awards further aligns our compensation program with our stock price performance and the interests of our stockholders.

We also maintain a performance-based restricted stock unit program for senior executives to further link compensation received from equity-based awards to achievement of specific company performance targets. Since inception, vesting of these performance-based restricted stock units, which are viewed over a two-year measurement period and vest on a sliding scale based on achievement, has been as follows:

Grant Year	Vesting Percentage of Target

2012	0.0%
2013	68.4%
2014	150.0%
2015	67.3%

We believe that the structure of these performance-based restricted stock units underscores the emphasis on and the linkage of this program to rewarding our executive officers based on performance. We continue to grant awards under this program, including in 2017, because we believe performance-based equity contributes to our goal of heavily weighting executive compensation toward performance-based compensation.

During 2016, we also granted long-term incentives in the form of restricted stock units subject to time-based vesting to align the interests of our executives with those of our stockholders and promote long-term decision making. The value, if any, that may be realized from these equity awards is directly tied to our stock price performance over a multi-year period, during which time a named executive officer must continue to provide effective and satisfactory services to us for his equity awards to vest.

2016 Say-on-Pay Vote. We conducted our sixth advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2016. Approximately 91.4% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency in 2011. This year we are again holding a “frequency” vote to allow our stockholders to decide how often they would like to be presented with the say-on-pay advisory vote. Our Compensation Committee’s decisions regarding compensation for 2016 reflected our say-on-pay vote in 2015, which was supported by approximately 92% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that, similar to our past say-on-pay votes, the 2016 stockholder vote endorsed our compensation philosophy and the decisions we made for 2015. After discussing the levels of support in each of the five years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines and a performance-based restricted stock unit program, our Compensation Committee decided to generally maintain a consistent course for 2016 compensation decisions.

Chief Executive Officer’s Realizable and Realized Equity Compensation. The following chart illustrates the difference between the compensation reported in the 2016 Summary Compensation Table and compensation realizable and actually realized by our chief executive officer for 2016 related to his stock options, performance-based restricted stock units and restricted stock unit awards subject to time-based vesting. We believe this supplemental information is important because a significant portion of our chief executive officer’s equity compensation reported in the Summary Compensation Table for 2016 is an incentive for future performance, which, with respect to the performance-based restricted stock unit awards only provide an economic benefit if the applicable performance goals are achieved. Therefore, we believe “realizable” and “realized” pay provide a more complete view of the 2016 value of our chief executive officer’s equity compensation.

As can be seen, the value that may be potentially realized from equity awards granted to our chief executive officer in 2016 and the value that was actually realized from equity awards exercised, vested or earned for 2016 performance differs from the amounts required to be reported in the 2016 Summary Compensation Table for these equity awards. The greatest driver of the values included in the table is our stock price on the applicable measurement date. The reported value is lower than the realizable value of such equity awards primarily due to an approximate 36% increase in our stock price from $7.01 on March 1, 2016 (the grant date of the equity awards) to $9.60 on December 31, 2016 (the date used for determining the realizable value of equity awards for purposes of this table). The realized value of equity awards is roughly equal to the reported value and lower than the realizable value of equity awards in 2016, and consists almost entirely of the performance-based restricted stock units granted in 2015 that were eligible to vest in early 2017 based on corporate performance over the 2015 and 2016 performance period, and the restricted stock units granted pursuant to the 2016 annual bonus plan that vested based on performance during the 2016 calendar year. The figures in the chart below illustrate that the realizable and realized value of equity awards in 2016 consisted almost entirely of equity awards that vested based on achievement of performance goals. This reflects our pay-for-performance program.

2016 CEO Total Reported Compensation(1) for Equity Awards

Versus Total Realizable Value(2) and Realized Value(3) for Compensation for Equity Awards

(1)	The reported value of equity compensation is the grant date value of stock awards granted during the year, as reported in the 2016 Summary Compensation Table.
(2)

The realizable value of equity compensation is the sum of (i) the value of restricted stock unit awards subject to time-based vesting granted during the year, (ii) the payout value of restricted stock unit awards subject to performance-based vesting granted during the year that vested during the year, and (iii) the target value of restricted stock unit awards subject to performance-based vesting granted during the year for which the performance periods remain outstanding at the end of the year end, in each of (i) through (iii), valued as of December 31, 2016.

(3)

The realized value of equity compensation is the sum of (i) the realized gain upon exercise of stock options exercised during the year, valued as of the exercise date, (ii) the value of restricted stock unit awards subject to time-based vesting that vested during the year, valued as of the vesting date, and (iii) the value of restricted stock unit awards subject to performance-based vesting that vested during the year or that vested shortly after year-end due to achievement of performance during a performance period that ended as of year-end, valued as of the vesting date or as of December 31, 2016, respectively.

Executive Compensation Program

Objectives of Our Compensation Programs

We design our executive compensation programs to:

•	provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;

•	motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals; and

•	align the interests of our executive officers with those of our stockholders.

To meet these objectives, we provide base salary, performance-based annual incentives, performance-based and time-based equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of cash compensation and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of our company with the goal of encouraging and rewarding performance.

Role of the Compensation Committee

Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our named executive officers. However, the Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.

The Compensation Committee has the authority to delegate some or all of its duties to a subcommittee of its own members. In 2010, the Compensation Committee made a non-exclusive delegation of limited authority to a subcommittee tasked with approving both cash and equity compensation that may qualify as “performance-based compensation” under Section 162(m) of the Code. Approval of compensation by the subcommittee is not a guarantee of deductibility, and the Compensation Committee and the subcommittee reserve the right to structure compensation in a manner that may not meet the standards for “performance-based compensation.” When we refer to the Compensation Committee in this Compensation Discussion and Analysis, we mean the Compensation Committee or its subcommittee, as applicable.

As part of its deliberations, in any given year, the Compensation Committee may review and consider materials such as studies and reports prepared by a compensation consultant; financial reports and projections; operational data; tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios; executive and director stock ownership information; our common stock performance data; analyses of historical executive compensation levels and current company-wide compensation levels; and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.

Role of Management

Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. Generally, our chief executive officer and our chief legal officer attend meetings of the Compensation Committee. The Compensation Committee conducts a formal performance evaluation of each of our named executive officers annually, with informal commentary discussed as needed throughout the year. Our chief executive officer prepares and presents these evaluations and recommendations to our Compensation Committee outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. Our Compensation Committee meets in executive session after our chief executive officer has reviewed his evaluations and reports back to management on the results of their deliberations. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of his own 2016 compensation package.

Our legal, finance, and human resources departments work with our chief executive officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Members of our legal department also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about our company to develop its own proposals.

Use of Compensation Consultant

Our Compensation Committee decided to continue its engagement of Frederic W. Cook & Co., Inc., or F.W. Cook, as its independent compensation consultant for compensation decisions for 2016 and 2017. The Compensation Committee originally retained F.W. Cook in 2009 after considering a number of other national compensation consulting firms. The Compensation Committee selected F.W. Cook for its expertise in the telecommunications industry, the recommendations of other clients of F.W. Cook, and the availability of the consultant to attend meetings.

In the fall of 2013, the Compensation Committee engaged F.W. Cook to conduct an in-depth review of the design and competitive positioning of our compensation programs for our chief executive officer, other executive officers and non-employee directors in preparation for making compensation decisions for 2014 and 2015. In the fall of 2014, the Compensation Committee engaged F.W. Cook to update its prior year review of the design and competitive positioning of our compensation programs for our chief executive officer and non-employee directors in preparation for making compensation decisions for 2015, review our aggregate long-term incentive practices, update its prior compensation study regarding equity grant practices, provide a risk assessment of our compensation programs and review a proposal to adopt a new equity incentive plan in 2015. In the fall of 2015, the Compensation Committee engaged F.W. Cook to conduct a review of the design and competitive positioning of our compensation programs for our chief executive officer, chief financial officer and non-employee directors in preparation for making compensation decisions for 2016. F.W. Cook provided analyses of the compensation levels and opportunities, incentive plan design, aggregate long-term incentive practices, stock ownership guidelines and perquisites for our chief executive officer and chief financial officer using our 2014 peer group data. F.W. Cook also provided an analysis of the structure and amount of compensation received by our non-employee directors in relation to the compensation received by non-employee directors of companies in our peer group. As part of the in-depth review in 2013 and subsequent updates in 2014 and 2015, F.W. Cook provided the Compensation Committee with the following services, which were utilized by our Compensation Committee to make compensation decisions related to 2016:

•	reviewed and provided recommendations on the compensation program for our non-employee directors;

•	advised on the design and structure of our cash and equity incentive compensation programs;

•	prepared an analysis of our share usage under our equity incentive plan;

•	conducted a risk analysis of our compensation programs;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;

•	provided recommendation and assisted with developing our peer group;

•	provided compensation data for similarly situated executive officers at companies in our peer group; and

•

reviewed and provided an analysis of the compensation arrangements for all of our named executive officers, including the design and structure of our annual incentive bonus plan and equity-based incentive compensation program.

Similar to 2015, in the fall of 2016, the Compensation Committee again engaged F.W. Cook to conduct an updated review of the design and competitive positioning of our compensation programs for our chief executive officer, chief financial officer and non-employee directors in preparation for making compensation decisions for 2017, as well as to conduct a review of our aggregate long-term incentive practices.

The Compensation Committee has the authority to hire and terminate its compensation consultant. The company pays the cost for the consultant’s services. F.W. Cook attends meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee may also communicate separately with F.W. Cook. If and as requested by the Compensation Committee, F.W. Cook gathers information from management necessary to perform its duties to the Compensation Committee. In addition, members of our legal department also meet separately with F.W. Cook to convey information on proposals that management may make to the Compensation Committee. F.W. Cook did not provide any services directly to management or to the company.

The Compensation Committee regularly reviews the performance and independence of F.W. Cook and of each individual employee of the consulting firm who directly provides services to our company. In March 2014, 2015, 2016 and 2017, the Compensation Committee again considered whether F.W. Cook should continue to serve as an independent adviser to the Compensation Committee. The Compensation Committee requested information from F.W. Cook about potential conflicts of interest, and in particular, considered the fact that F.W. Cook provides no other services to our company, that the individual representatives of F.W. Cook who work directly with the Compensation Committee have no other business or personal relationships with the Board, management or our company, F.W. Cook’s own policies on ethics, stock ownership and conflicts of interest, and that the total revenue F.W. Cook received from us in each year from 2012 to 2016 did not exceed 0.5% of F.W. Cook’s gross revenues. In particular, the total fees paid to F.W. Cook in respect of 2016 did not exceed $50,000. As a result, the Compensation Committee concluded that there were no conflicts of interest with respect to F.W. Cook providing services to the Compensation Committee.

Use of Peer Data

In the fall of 2013, in connection with F.W. Cook’s review of our compensation programs, the Compensation Committee engaged F.W. Cook to conduct a study to review and update our peer group in preparation for compensation decisions made for 2014. In addition, in the fall of 2014 and again in the fall of 2015, the Compensation Committee engaged F.W. Cook to update its prior year review of the design and competitive positioning of our compensation programs for our chief executive officer and non-employee directors in preparation for making compensation decisions for 2015 and 2016, respectively. Based on F.W. Cook’s recommendations our 2014 peer group included fourteen public companies in the telecommunications industry with revenues, operating income, total assets, market capitalization and number of employees generally comparable to those of Iridium. Our peer group remained the same for 2015 and 2016 due to the stability of the group and the fact that each peer company was still viewed as a valid comparable company. The selected companies were:

2014/2015/2016 Peer Group Companies

Aviat Networks	Globecomm Systems	NeuStar
Comtech	Inmarsat	ORBCOMM
Consolidated Communications	Intelsat	Premier Global Services
DigitalGlobe	j2 Global Communications	ViaSat
Globalstar	Loral Space & Communications

Our Compensation Committee does not make decisions solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, the Compensation Committee requested data from F.W. Cook at the 25th percentile, median and 75th percentile of the peer group for base salary, target annual incentive bonus, actual annual incentive bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2016 compensation decisions in the context of:

•

the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;

•	the experiences, knowledge and business judgment of each executive;

•

corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year;

•

the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the positive responses to our past say-on-pay proposals;

•	our 3% company-wide corporate merit increase budget for base salaries for 2016, reflecting our desire to maintain a responsible human capital cost structure; and

•

internal pay equity, which we view from the perspective that (1) the target total compensation of our executive officers, other than our chief executive officer, should be within two separate relatively narrow ranges, and (2) the target total compensation of our chief executive officer should be meaningfully higher than that of our other officers, in each case, given the relative weight of their responsibilities and ability to impact our corporate performance.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2016

Our executive team is managing a dynamic and increasingly complex business, in particular as we continue to launch Iridium NEXT and replace our first-generation satellites and expand our international business presence. We strive to recognize these efforts by compensating our named executive officers for the increased demands associated with our business through three elements that are designed to reward performance in a simple and straightforward manner—base salaries, annual performance-based bonuses and long-term equity awards. The purpose and key characteristics of each of these elements paid and awarded in 2016 are summarized below.

Element	Purpose	Key Characteristics

Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each executive officer’s performance, experience, skills, level of responsibility and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry

Element	Purpose	Key Characteristics

Annual Incentive Bonus Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions

Annual incentive award based on corporate and individual performance compared to pre-established goals, with target award paid in the form of restricted stock units subject to vesting based on attainment of performance goals and continued service through vesting date

Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level

Corporate goals were derived from our Board-approved operating plan for 2016 and aligned with our business strategy and weighted by relative importance so that achievement can be objectively measured

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term and, with respect to performance-based restricted stock units, the achievement of key performance goals selected by our Compensation Committee; motivates our executive officers to remain with our company by mitigating swings in incentive values during periods when market volatility weighs on our stock price

Restricted stock unit awards vesting based upon achievement of specified corporate goals measured over a two-year period and further subject to additional time-based vesting, as well as restricted stock units vesting over four years based on continued service; the ultimate value realized varies with our common stock price

In determining the aggregate size of equity grants in any given year, the Compensation Committee considers the factors described above under “Base Salaries” as well as data from our peer group

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death and disability insurance as well as a 401(k) plan with a company matching contribution, and other plans and programs made available to eligible employees

Base Salary

In March 2016, the Compensation Committee reviewed the base salaries for our executive officers. The Compensation Committee considered each officer’s 2015 base salary level, including any increases made during 2015, the updated peer data from F.W. Cook, our 3% company-wide corporate merit increase target for base salaries, the scope of each executive’s responsibilities for 2016, and internal pay equity. The Compensation Committee also considered the recommendations of our chief executive officer for base salary increases for officers other than himself. The effective dates of the base salary increases were determined after considering the timing of prior base salary increases, tenure with the company and ability to impact our corporate performance. The Compensation Committee set the 2016 base salaries of each of the named executive officers as follows:

Name	2015 Base Salary	2016 Base Salary	Effective Date of Change	% Merit Increase

Matthew J. Desch	$824,000	$848,720	January 1, 2016	3.0%
Thomas J. Fitzpatrick	$494,400	$509,232	January 1, 2016	3.0%
S. Scott Smith	$432,600	$445,578	January 1, 2016	3.0%
Thomas D. Hickey	$328,802	$338,666	July 1, 2016	3.0%
Bryan J. Hartin	$324,450	$334,184	March 1, 2016	3.0%

2016 Bonuses

2016 Bonus Plan. In February 2016, the Compensation Committee approved our 2016 executive performance bonus plan, or our 2016 bonus plan, which operated under the terms of our 2015 Plan. Our 2015 Plan was approved by our Board and our stockholders in 2015, and allows for the granting of performance-based compensation opportunities that may be deductible by us under Section 162(m) of the Code as amounts paid contingent upon the achievement of pre-established stockholder-approved performance goals. The Compensation Committee had the discretion to reduce the amount of any bonus award payable to any participant in the 2016 bonus plan.

Target Bonus Levels. In February 2016, the Compensation Committee approved a target incentive bonus award for each executive, defined a minimum bonus as zero and capped the maximum bonus award at 170% of the target level in the event that stretch performance goals were achieved. Each individual’s target bonus percentage was set the same as for the 2015 calendar year, and were consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity and its conclusion that no extraordinary factors created a need to modify the 2015 target bonus levels. The Compensation Committee also considered the recommendation of our chief executive officer that target levels for the other officers generally not change from 2015 levels. The respective target amounts for 2016 for our named executive officers (based on actual salary paid during the year) were:

Name	2016 Target Bonus	Percentage of 2016 Base Salary

Matthew J. Desch	$763,848	90%
Thomas J. Fitzpatrick	$381,924	75%
S. Scott Smith	$334,184	75%
Thomas D. Hickey	$200,240	60%
Bryan J. Hartin	$199,537	60%

Under the 2016 bonus plan, the value of each executive’s target performance bonus for the 2016 calendar year was payable in the form of restricted stock units that were granted in March 2016, and only vested and were settled with shares of our common stock upon the Compensation Committee’s certification of achievement of the applicable performance goals discussed below and the executive’s continued service through the vesting date in March 2017.

2016 Bonus Plan Structure and Metrics. The dollar value of the actual bonus award for each executive under the 2016 bonus plan was calculated by multiplying the executive’s target bonus amount by a corporate performance factor determined by the Compensation Committee, which could range from 0% to 170% based on the achievement of the corporate performance goals discussed below. The resulting amount could then be reduced but not increased by the Compensation Committee based on a personal performance factor ranging from 0% to 100%. In February 2016, the Compensation Committee determined that the corporate performance factor would be determined based upon the level of achievement of one financial, one strategic and several operational performance goals, with the corporate performance factor being the sum of the achievement levels of each performance goal. The dollar value of the bonus amounts would then be determined based on a sliding scale up to 170% of target based upon the corporate performance factor. The Compensation Committee would then use negative discretion to determine the dollar value of the actual bonus awards, which could be lower, but not greater, than 170% of the target bonus amount for each participant, based on individual performance. The number of restricted stock units that would vest based upon achievement of the performance goals for each executive would be equal to the number of restricted stock units granted with respect to the executive’s target bonus award, multiplied by the level of achievement of the corporate performance factor, and reduced, if applicable, by multiplying the restricted stock units by the percentage of achievement of the individual performance factor below 100%. To the extent the dollar value of the actual bonus award calculated according to the methodology above would exceed the dollar value of the target bonus award, the excess amount would be paid in cash. To be eligible for a bonus for 2016, the executive was required to remain employed by us through the date in March 2017 upon which the restricted stock units actually vested and any amount of the actual bonus award that exceeded the dollar value of the target bonus award was to be paid in cash, except as otherwise provided in an executive’s employment agreement in connection with a termination of employment. For 2016, the corporate performance factor was the sum of the achievement levels of the following corporate goals, as further described below:

Performance Goal	Target Performance Weighting	Potential Excess Achievement
Operational EBITDA*	60%	0% to 30% on a sliding scale
Iridium NEXT	20%	25%
Quality Metrics	20%	15%
Total of Target Weighting	100%	—
Total of Excess Potential Achievement Weightings	—	70%
Maximum Possible Award		170%

*

“Operational EBITDA” or “OEBITDA” was defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), loss from the investment in our Aireon LLC joint venture, stock-based compensation expenses, and the impact of purchase accounting.

•

Operational EBITDA – an Operational EBITDA target of $245 million, weighted at 60%, with a scale of potential payouts ranging from a maximum of 150% credit for performance at or above 108.2% of target to a minimum of 0% credit for performance below 98.0% of target;

•

Iridium NEXT – a target to execute a certain number of satellite launches in 2016 with satellites from such launches carrying commercial traffic and performing at acceptable levels, weighted at 20%, with a potential stretch payout of an additional 25% for execution of an additional successful launch in 2016; and

•	Quality Metrics – a target to execute the following quality metrics with a target weight of 5% each:

•

Fulfill a specified percentage of new orders within a targeted timeframe, with a scale of potential payouts ranging from a maximum of 10% credit for performance significantly above target to a minimum of 0% credit for performance below the target;

•

Achieve specified subscriber product return rates, with a scale of potential payouts ranging from a maximum of 10% credit for superior performance with lower than targeted subscriber product return rates to a minimum of 0% credit for performance with higher subscriber product return rates;

•

Provide operational support systems to our service partners at a specified level of availability, with a scale of potential payouts ranging from a maximum of 10% credit for performance with higher service availability to a minimum of 0% credit for performance below a specified availability; and

•	Hold downtime for customers at our primary operational gateway to a specified number of minutes per year, with a maximum of 5% credit.

At the time the Compensation Committee set our goals for 2016, the Compensation Committee believed that each of the 2016 bonus plan goals were achievable, but only with significant effort. Our Operational EBITDA target reflected an approximately 4.7% increase over our actual results for 2015. Other targets represented the achievement of significant Iridium NEXT system milestones as well as continued improvement across several operational areas.

2016 Performance and Bonus Payouts under 2016 Bonus Plan. In 2016, our performance against our corporate goals resulted in an aggregate corporate performance factor under our 2016 bonus plan of 97%, calculated as follows and as further described below:

Performance Goal	Achievement

Operational EBITDA	73.8% for performance above target
Iridium NEXT	0% for performance below target
Quality Metrics	23.5% for performance above three targets

Total	97.3%

Specifically:

•	We achieved 104% of our Operational EBITDA target, yielding a 73.8% credit under the 2016 bonus plan;

•	We did not execute a satellite launch in 2016, yielding no credit under the 2016 bonus plan; and

•	We received 23.5% credit under the 2016 bonus plan for achievement of three of the quality metrics at or in excess of target.

In March 2017, our chief executive officer shared his evaluations of the individual performance of each of our other named executive officers with the Compensation Committee. Based upon our chief executive officer’s recommendations, and based upon a review of our chief executive officer’s performance, the Compensation Committee concluded that each executive was performing at or above expected individual performance levels, and the Compensation Committee did not reduce any executive’s bonus based on individual performance. As a result, the restricted stock units granted on March 1, 2016 vested as follows:

Name	Target Bonus Level ($)	RSUs Granted with Fair Value Equal to Target Bonus (#)	Corporate Performance (%)	Individual Performance (%)	RSUs Earned (#)

Matthew J. Desch	$763,848	108,965	97	100	105,696
Thomas J. Fitzpatrick	$381,924	54,482	97	100	52,848
S. Scott Smith	$334,184	47,672	97	100	46,242
Thomas D. Hickey	$200,240	28,564	97	100	27,708
Bryan J. Hartin	$199,537	28,464	97	100	27,610

Since each named executive officer earned an actual bonus equal to 97% of the executive’s target bonus for the 2016 performance year, 97% of the restricted stock units granted to each named executive officer in 2016 pursuant to the 2016 bonus plan vested on March 5, 2017 (rounded down to the nearest whole share), and the shares subject to the restricted stock units were issued to the named executive officers. The restricted stock units that did not vest were forfeited, and no portion of each named executive officer’s bonus was paid in cash.

2017 Executive Performance Bonus Plan Structure. In March 2017, our Compensation Committee adopted a bonus plan, or the 2017 bonus plan, for our executives pursuant to which the first eighty percent of each executive’s target annual performance bonus for the 2017 calendar year, if earned based upon achievement of the performance goals approved by the Compensation Committee, will be paid in the form of restricted stock units instead of cash. Accordingly, on March 1, 2017, each of our named executive officers was granted restricted stock units under our 2015 Plan which vest, if at all, based upon our corporate performance and each executive’s individual performance as set forth under our 2017 bonus plan as certified by our Compensation Committee in 2018, subject to each executive’s continued service with us through the vesting date in March 2018. The portion of each executive’s annual performance bonus that exceeds eighty percent of target, if any, will be paid in cash in March 2018.

Long-Term Equity-Based Incentive Compensation

In 2016, we awarded equity in the form of restricted stock units, which vest based on continued service over a four-year period. In 2016, we also continued to maintain a performance share program, which provides for the grant of performance-based restricted stock units. The Compensation Committee established this program to (1) focus key employees on achieving specific performance targets, (2) reinforce a team-oriented approach, (3) provide significant award potential for achieving outstanding performance, and (4) enhance our ability to attract and retain highly talented individuals. Under this program, the Compensation Committee grants awards to designated key employees, with each award representing a specified maximum number of shares of common stock that may ultimately be earned under each award. The maximum award is calculated by reference to the target award value. The number of shares ultimately paid under the award is determined based on achievement of performance goals over a two-year performance period, and is subject to additional time-based vesting thereafter. The Compensation Committee sets the performance goals to be achievable, but only with significant effort, as illustrated by the lack of vesting of the performance-based restricted stock units granted in 2012 and vesting of only 68.4% of the target performance units granted in 2013. The performance-based restricted stock units granted in 2015 further illustrate the correlation of these grants to our performance, as the performance targets applicable to these grants were achieved at 67.3% of target over the 2015-2016 performance period.

The Compensation Committee determined an aggregate target award size for each executive in 2016 based on the peer data provided by F.W. Cook, our internal equity budget for grants for 2016, internal pay equity and the recommendations of our chief executive officer. The target value of the equity award grants was lower in 2016 than in 2015 in light of the Compensation Committee’s utilization of equity for awards under the 2016 bonus plan. Based on the recommendations of F.W. Cook, the Compensation Committee decided to allocate 50% of the target value of each award in the form of restricted stock units subject to a four-year vesting schedule, and 50% in the form of performance-based restricted stock units. The Compensation Committee determined that this mix of time-based and performance-based restricted stock units for 2016 was appropriate to promote our retention, motivation and stockholder alignment goals.

Restricted Stock Unit Grants. As described above, in February 2016, the Compensation Committee approved the grant of restricted stock units to each of our executive officers, effective March 1, 2016, that would be subject to vesting based on continued service over four years, with one-quarter vesting on March 1, 2017, and the remainder vesting thereafter in twelve equal quarterly installments. The number of restricted stock units granted was equal to the target grant value divided by the closing price of our stock on the date of grant.

The service-based restricted stock units granted to our executive officers in 2016 were as follows:

Name	Date of Grant	Target Value ($)	Number of Shares Underlying RSU Grant

Matthew J. Desch	March 1, 2016	324,000	46,219
Thomas J. Fitzpatrick	March 1, 2016	110,000	15,691
S. Scott Smith	March 1, 2016	110,000	15,691
Thomas D. Hickey	March 1, 2016	97,500	13,908
Bryan J. Hartin	March 1, 2016	97,500	13,908

Performance-Based Share Grants in 2016. In addition, as described above, in February 2016, the Compensation Committee approved target performance-based share awards for our executive officers, effective March 1, 2016. The number of shares subject to the target performance-based share awards was equal to the target grant value divided by the closing price of our stock on the date of grant.

The performance-based restricted stock units granted to our executive officers in 2016 were as follows:

Name	Date of Grant	Target Value ($)	Number of Shares Underlying RSU Grant

Matthew J. Desch	March 1, 2016	324,000	46,219
Thomas J. Fitzpatrick	March 1, 2016	110,000	15,691
S. Scott Smith	March 1, 2016	110,000	15,691
Thomas D. Hickey	March 1, 2016	97,500	13,908
Bryan J. Hartin	March 1, 2016	97,500	13,908

The actual awards to be earned by each executive will be determined based on the achievement of a specified average percentage increase in our GAAP service revenue for 2016 and 2017 (i.e., the average of (i) the percentage increase in GAAP service revenue from 2015 to 2016 and (ii) the percentage increase in GAAP service revenue from 2016 to 2017). We must achieve an average increase in GAAP service revenue greater than 0% for 2016 and 2017 for any award to be earned. Upon achievement of a 3% average increase in GAAP service revenue, 50% of the target number of shares could be earned (subject to the time-based vesting described below), with the number of shares that could be earned increasing based on the average percentage increase in GAAP service revenue above 3%, up to the maximum award of 150% of the target number of shares for an average percentage increase equal to or greater than 7%. However, the actual awards would be reduced to zero if we fail to achieve an average OEBITDA margin for each of 2016 and 2017 that exceeds 55%. OEBITDA is defined as described above under “—2016 Bonus Plan Structure and Metrics”.

The actual awards earned are also subject to time-based vesting, with 50% of the earned shares vesting when the Compensation Committee determines our level of achievement of the performance goals, which would occur in the first quarter of 2018, and the remaining 50% vesting on March 1, 2019, subject to continuous employment of the participant with us or our subsidiaries through such dates. In addition, if a change in control occurs before the date the Compensation Committee determines our level of achievement of the performance goals, the executive officers would be awarded, effective as of immediately prior to the change in control, an actual award equal to the executive officer’s target award, subject to the same vesting schedule, with the first vesting date being March 1, 2018.

The Compensation Committee’s practice when determining the achievement of a scaled target is to use linear interpolation between points.

Other Executive Compensation Matters

Equity Compensation Policies

In February 2012, the Compensation Committee decided that as a general matter, the Compensation Committee would plan to make compensatory equity grants a maximum of four times a year on January 1, March 1, June 1 and September 1. As necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates. Our Compensation Committee followed this schedule in 2016 and made equity grants to each of our named executive officers on March 1, 2016.

We have a policy that prohibits our executive officers, directors and other members of management from pledging stock or engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Stock Ownership and Holding Guidelines

In February 2012, our Compensation Committee adopted stock ownership guidelines for our directors and executives at the level of vice president and above. Our Compensation Committee, in consultation with F.W. Cook, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.

The stock ownership guidelines are based on a multiple of base salary or annual cash retainer. Under the guidelines, our chief executive officer is required to own shares of our common stock with a value equal to at least four times his annual base salary. Each of our executive vice presidents (including our chief financial officer, chief operating officer and chief legal officer), senior vice presidents and vice presidents are required to own shares of our common stock with a value equal to at least two times, one times and one-half times such vice president’s annual base salary, respectively. Each non-employee director is required to own shares of our common stock with a value equal to four times his or her annual base cash retainer for Board service (not including amounts received for service on Board committees).

For purposes of these guidelines, “ownership” includes: (1) shares directly (not beneficially) owned; (2) shares directly (not beneficially) owned jointly by the individual and his or her spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or his or her family members; (4) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement; and (5) shares credited to the individual’s 401(k) plan account.

There is no specific time period within which the individual must attain the applicable stock ownership targets under the guidelines. Rather, starting on February 1, 2012, and until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of Net Profit Shares from each stock award on exercise, vesting or earn-out. “Net Profit Shares” means: (1) shares received on the vesting or issuance (as applicable) of full value stock awards (e.g., restricted stock, restricted stock units, performance shares) granted after these guidelines were adopted, net of the actual number of shares withheld or sold at vesting or issuance to cover taxes; and (2) shares received on the exercise of stock options granted after these guidelines were adopted, net of the actual number of shares tendered or sold at exercise to cover the exercise price and taxes related to exercise.

Change in Control and Severance Benefits

Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of his employment either by us without cause or by him for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully in the section below under the heading “—Potential Payments upon Termination or Change in Control.” We do not provide any excise tax gross ups on change-in-control benefits.

These agreements reflect the negotiations with our named executive officers at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer departs our company before a transaction is completed. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our executive officer ranks, and will help enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty.

Employee Benefits

We provide broad-based medical insurance, dental insurance, vision coverage, life insurance and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. We match eligible employee contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $13,250 in each calendar year. We believe these insurance and retirement savings benefits are consistent with practices of similarly sized companies and help to recruit and retain key talent at a minimal cost to us.

Our executive officers generally do not receive any supplemental retirement benefits or perquisites, except for limited perquisites provided on a case-by-case basis. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.

We have agreed to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch. These benefits are provided as a result of negotiations with Mr. Desch when his employment commenced with our subsidiary Iridium Holdings in 2006. With respect to the term life insurance policy, the Compensation Committee decided that rather than paying Mr. Desch this amount as severance upon death out of our general assets, it was more cost-effective to provide for these payments through insurance.

This limited perquisite helped us to recruit Mr. Desch, and now it helps us to retain his services, at what the Compensation Committee believes is a minimal cost to us.

Deductibility of Executive Compensation Under Code Section 162(m)

Section 162(m) of the Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to the chief executive officer and the three other most highly paid executive officers, other than the chief financial officer, up to $1.0 million per executive per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders.

Accounting Considerations

The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.

Compensation Recovery Policy

Amounts paid and awards granted under our 2016 bonus plan, our 2016 employee performance bonus plan, our 2016 performance share program and both our 2012 Equity Incentive Plan and our 2015 Plan, are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable regulations under the Act, any clawback policy the company adopts or as is required by applicable law. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Risk Analysis of Our Compensation Plans

In early 2017, F.W. Cook conducted a risk assessment of our compensation policies in effect for 2016, and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. We design our compensation policies and programs to encourage our employees to remain focused on both our short- and long-term goals. For example, while our annual incentive bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Summary Compensation Table

The following table shows the total compensation earned by the named executive officers in 2016, 2015 and 2014. The named executive officers consist of our chief executive officer, our chief financial officer and our other three most highly compensated executive officers who were serving as executive officers at December 31, 2016.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total($)
Matthew J. Desch,	2016	848,720	1,411,835	—	—	16,119	2,276,674
Chief Executive Officer	2015	824,000	599,999	599,997	407,880	16,119	2,447,995
	2014	800,000	1,269,994	549,997	14,401	15,269	2,649,661

Thomas J. Fitzpatrick,	2016	509,232	601,907	—	—	15,182	1,126,321
Chief Financial Officer and	2015	494,400	200,000	199,999	203,940	15,182	1,113,521
Chief Administrative Officer	2014	480,000	514,992	424,998	277,205	14,332	1,711,527

S. Scott Smith,	2016	445,578	554,169	—	—	15,182	1,014,929
Chief Operating Officer	2015	432,600	200,000	199,999	178,448	15,182	1,026,229
	2014	420,000	503,745	424,998	242,551	14,332	1,605,626

Thomas D. Hickey,	2016	333,734	395,224	—	—	15,182	744,140
Chief Legal Officer and	2015	324,013	174,995	174,999	106,924	15,182	796,113
Secretary	2014	316,095	197,408	149,997	146,041	14,332	823,873

Bryan J. Hartin,	2016	332,562	394,523	—	—	15,182	742,267
Executive Vice President,	2015	322,875	174,995	174,999	106,549	15,182	794,600
Sales & Marketing	2014	312,500	196,870	149,997	144,379	14,332	818,078

(1)

The amounts in this column reflect the aggregate grant date fair value of restricted stock units, or RSUs, and performance-based RSUs granted in the applicable year, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for stock-based compensation transactions, or Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and for performance-based RSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. For the performance-based RSUs included in this column, the grant date fair values based on the target level of achievement, which was considered to be the probable outcome, were $1,087,840 for Mr. Desch, $491,913 for Mr. Fitzpatrick, $444,175 for Mr. Smith, $297,729 for Mr. Hickey and $297,028 for Mr. Hartin. Assuming the highest level of achievement of all performance-based RSUs granted in 2016, the grant date values for performance-based RSUs would be $1,784,529 for Mr. Desch, $814,253 for Mr. Fitzpatrick, $733,098 for Mr. Smith, $486,640 for Mr. Hickey and $485,448 for Mr. Hartin. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. For 2016, a portion of the performance-based RSUs included in these amounts reflect the equity incentive bonuses earned during the respective year and paid during the first quarter of the following year.

(2)

The amounts in this column reflect the aggregate grant date fair value of stock options granted in the applicable year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions computed in accordance with Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.

(3)	The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year.
(4)

Consists of 401(k) matching contributions in the amount of $13,250, $13,250, and $13,000, for fiscal years 2016, 2015 and 2014, respectively, and life, accident and long-term disability insurance premiums paid on behalf of the officer.

Grants of Plan-Based Awards for 2016

The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2016. No option awards were granted to the named executive officers in 2016.

Name	Grant Date	Grant Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards		Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
			Target ($)	Threshold (#)	Target (#)
Matthew J. Desch	03/01/16	Performance RSU(1)		23,110	46,219	69,329		323,995
	03/01/16	2016 Bonus Plan(2)	534,694		108,965			763,845
	03/01/16	Service-Based RSU					46,219	323,995
Thomas J. Fitzpatrick	03/01/16	Performance RSU(1)		7,846	15,691	23,537		109,994
	03/01/16	2016 Bonus Plan(2)	320,816		54,482			381,919
	03/01/16	Service-Based RSU					15,691	109,994
S. Scott Smith	03/01/16	Performance RSU(1)		7,846	15,691	23,537		109,994
	03/01/16	2016 Bonus Plan(2)	280,714		47,672			334,181
	03/01/16	Service-Based RSU					15,691	109,994
Thomas D. Hickey	03/01/16	Performance RSU(1)		6,954	13,908	20,862		97,495
	03/01/16	2016 Bonus Plan(2)	213,360		28,564			200,234
	03/01/16	Service-Based RSU					13,908	97,495
Bryan J. Hartin	03/01/16	Performance RSU(1)		6,954	13,908	20,862		97,495
	03/01/16	2016 Bonus Plan(2)	210,536		28,464			199,533
	03/01/16	Service-Based RSU					13,908	97,495

(1)

Share amounts in this row represent threshold, target and maximum payouts for each named executive officer under our 2016 performance-based restricted stock unit award program, as described above under “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2015—Long-Term Equity-Based Incentive Compensation—Performance-Based Share Grants in 2016.”

(2)

As described above under “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2016—2016 Bonuses,” each executive could earn an annual bonus of up to 170% of such executive’s target bonus amount. Achievement of up to 100% of the target bonus is payable by the vesting of the RSUs included in this row under “Estimated Future Payouts under Equity Incentive Plan Awards.” Bonus awards in excess of 100% of target were to be paid in cash. Amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 70% of the executive’s target bonus, which is the maximum possible amount of cash that could be paid to the executive under the annual bonus plan. As described above, each executive earned 97% of his target bonus amount, as a result of which 97% of the shares reported under the “Target” column vested, and no additional amounts were paid in cash.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Matthew J. Desch	65,298	83,955	9.45	03-02-2025
	133,141	60,520	6.52	03-01-2024
	167,628	11,176	6.08	03-01-2023
	83,731	—	7.56	03-01-2022
	300,000	—	8.31	02-21-2021
	400,000	—	8.73	11-19-2019
					46,219	(4)	443,702
					63,266	(5)	607,354
					42,730	(6)	410,209
								46,219	(7)	443,702
					105,696	(8)	1,014,682
Thomas J. Fitzpatrick	21,765	27,986	9.45	03-02-2025
	42,362	19,257	6.52	03-01-2024
	62,499	28,410	6.25	01-01-2024
	74,700	4,981	6.08	03-01-2023
	29,104	—	7.56	03-01-2022
	100,000	—	8.31	02-21-2021
	300,000	—	8.39	04-19-2020
					12,500	(4)	120,000
					15,691	(4)	150,634
					20,130	(5)	193,248
					14,243	(6)	136,736
								15,691	(7)	150,634
					52,848	(8)	507,336
S. Scott Smith	21,765	27,986	9.45	03-02-2025
	42,362	19,257	6.52	03-01-2024
	62,499	28,410	6.25	01-01-2024
	70,032	4,669	6.08	03-01-2023
	27,761	—	7.56	03-01-2022
	90,000	—	8.31	02-21-2021
	135,000	—	8.39	04-19-2020
					12,500	(4)	120,000
					15,691	(4)	150,634
					20,130	(5)	193,248
					14,243	(6)	136,736
								15,691	(7)	150,634
					46,242	(8)	443,921
Thomas D. Hickey	19,045	24,487	9.45	03-02-2025
	36,311	16,505	6.52	03-01-2024
	61,628	4,109	6.08	03-01-2023
	27,761	—	7.56	03-01-2022
	135,000	—	7.78	05-03-2021
					13,908	(4)	133,517
					17,255	(5)	165,648
					12,462	(6)	119,631
								13,908	(7)	133,517
					27,708	(8)	265,997

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Bryan J. Hartin	19,045	24,487	9.45	03-02-2025
	36,311	16,505	6.52	03-01-2024
	126,562	8,438	6.72	01-01-2023
					13,908	(4)	133,517
					17,255	(5)	165,648
					12,462	(6)	119,631
								13,908	(7)	133,517
					27,610	(8)	265,056

(1)	All options shown vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(2)	The expiration date of each stock option occurs ten years from the date of grant.
(3)	The market value amount is calculated based on the closing price of our common stock of $9.60 at December 31, 2016.
(4)

These shares represent time-based RSUs outstanding at December 31, 2016 which vest as to 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.

(5)

These shares represent RSUs granted in March 2014 as performance-based grants, with a performance period through December 31, 2015. In February 2016, the Compensation Committee determined the level of performance achievement, and the awards remained subject to time-based vesting as of December 31, 2016. The share amounts shown in the table vested on March 1, 2017.

(6)

These shares represent RSUs granted in March 2015 as performance-based grants, with a performance period through December 31, 2016. In February 2017, the Compensation Committee determined the level of performance achievement. This amount represents the number of shares earned as a result of performance and became subject to time-based vesting. The amount is equal to 67.3% of the original grant amount. One-half of the these shares reported in the table vested on March 1, 2017, and the remainder will vest on March 1, 2018, subject to the executive’s continued employment through such date.

(7)

These shares represent RSUs granted in March 2016 as performance-based grants, with a performance period through December 31, 2017. The number of shares not yet earned is based on the target amount. Upon the Compensation Committee’s determination of the level of performance achievement, which is expected to occur in 2018, the earned awards will become subject to time-based vesting.

(8)

These shares represent RSUs granted in March 2016 under the 2016 bonus plan, which vest, if at all, based upon our corporate performance in 2016 and each executive’s continued service with us through the vesting date in March 2017. At a meeting held on March 1, 2017, the Compensation Committee determined that the performance criteria for vesting had been achieved at the 97% level. The amount reported in the table is equal to 97% of the original grant amount. These RSUs vested, and the underlying shares were issued, on March 6, 2017.

Option Exercises and Stock Vested in 2016

No named executive officer exercised stock options in 2016. The following table provides certain information with respect to RSU vesting for the named executive officers during 2016.

Option Exercises and Stock Vested

Name	Stock Awards
	Number of shares acquired on vesting (#)(1)		Value realized on vesting ($)(2)
Matthew J. Desch	90,830	(3)	636,718
Thomas J. Fitzpatrick	42,186	(4)	308,824
S. Scott Smith	41,446	(5)	303,636
Thomas D. Hickey	27,304	(6)	191,401
Bryan J. Hartin	17,254	(7)	120,951

(1)

Consists of the vesting of the 2013 Performance Grants, 2014 Performance Grants, and other time-based RSUs granted in between 2013 and 2014. Amounts do not give effect to shares that may be withheld from being issued to the officer upon settlement to satisfy tax obligations associated with vesting.

(2)

Amounts are equal to the closing price of our common stock on the vesting date multiplied by the number of shares vested on that date. Based on a closing price of $8.41 on December 31, 2015 (for grants vesting on January 1, 2016), $7.01 on March 1, 2016, $7.95 on April 1, 2016, $8.81 on July 1, 2016, and $8.11 on October 1, 2016. Amounts do not represent the value that may be realized by the officer upon sale of the shares.

(3)	90,830 vested on March 1, 2016.
(4)	32,186 vested on March 1, 2016, and 2,500 vested on each of January 1, April 1, July 1, and October 1, 2016.
(5)	31,446 vested on March 1, 2016, and 2,500 vested on each of January 1, April 1, July 1, and October 1, 2016.
(6)	27,304 vested on March 1, 2016.
(7)	17,254 vested on March 1, 2016.

Employment Agreements

Matthew J. Desch. We entered into an employment agreement with Mr. Desch in September 2010 to replace his expiring employment agreement, pursuant to which he serves as our chief executive officer and a member of our Board. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws, and was further amended and restated in March 2011. The agreement, as amended, had an initial term through September 18, 2013 and automatically renews for successive one-year periods unless we or Mr. Desch give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary with a required increase of $17,719 effective November 1, 2012, which is subject to further increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Desch is eligible to earn an annual incentive bonus, with a target bonus equal in value to 90% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Desch is eligible to participate in employee benefit plans made available to other senior executives. We were required to provide him with use of an automobile or a cash car allowance at our expense through November 1, 2012. In addition, we are required to purchase and maintain a term life insurance policy in the face amount of $400,000 for Mr. Desch.

In his employment agreement, Mr. Desch has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Desch’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Thomas J. Fitzpatrick. In connection with his hiring, we entered into an employment agreement with Mr. Fitzpatrick in March 2010, with such employment agreement effective April 5, 2010, pursuant to which he serves as our chief financial officer. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement had an initial term of three years, through April 5, 2013 and automatically renews for successive one-year periods unless we or Mr. Fitzpatrick give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Fitzpatrick is eligible to earn an annual incentive bonus, with a target bonus equal in value to 75% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Fitzpatrick is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Fitzpatrick has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Fitzpatrick’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

S. Scott Smith. We entered into an employment agreement with Mr. Smith in March 2010. This agreement was immaterially amended in December 2010 to clarify certain terms of the agreement, including, among other reasons, for compliance with tax laws. The employment agreement had an initial term of three years through April 19, 2013, and automatically renews for successive one-year periods unless we or Mr. Smith give written notice of intent not to renew the agreement not less than 90 days prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Smith is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In connection with the Compensation Committee’s approval of the applicable bonus plans for 2013 and 2014, the Compensation Committee increased Mr. Smith’s target bonus to 70% and 75% of his base salary, respectively. In addition, the agreement provided for the payment of a signing bonus in an amount equal to $50,000, paid on the effective date of the agreement, and retention bonuses in an amount equal to $50,000 each, to be paid on the first and second anniversaries of the effective date of the agreement. The last of these bonuses was paid in 2012.

Mr. Smith is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Smith has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.

Mr. Smith’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.

Bryan J. Hartin. We entered into an employment agreement with Mr. Hartin in December 2012. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Hartin is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, the agreement provided for the payment of a retention bonus in an amount equal to $50,000 paid on December 31, 2012 and an additional retention bonus of $25,000 paid on December 31, 2013.

Mr. Hartin is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Hartin has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment.

Mr. Hartin’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Thomas D. Hickey. We entered into an employment agreement with Mr. Hickey in April 2011. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Hickey is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of his then-current base salary, with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Hickey is eligible to participate in employee benefit plans made available to other senior executives.

In his employment agreement, Mr. Hickey has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment.

Mr. Hickey’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them.

Matthew J. Desch. Mr. Desch’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination by reason of death or disability. If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us throughout the applicable fiscal year and until the applicable payment date, but pro-rated for the number of days he was employed during such year.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Desch’s employment without cause, or Mr. Desch terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) 18 months of his then-current base salary and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us. He also will receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Desch executing, delivering and not revoking a release of claims in favor of our company.

Thomas J. Fitzpatrick. Mr. Fitzpatrick’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Fitzpatrick’s employment without cause, or Mr. Fitzpatrick terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in the 2009 Plan), then the cash severance amounts described above shall be paid to him in a single lump sum, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Fitzpatrick executing, delivering and not revoking a release of claims in favor of our company.

S. Scott Smith. Mr. Smith’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Smith’s employment without cause, or Mr. Smith terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a severance benefit consisting of the sum of (i) one times his then-current base salary, and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) for the lesser of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In addition to these severance benefits, he is entitled to full vesting of his equity awards in the event of such a termination within 12 months after a change in control (as defined in our 2009 stock incentive plan).

These severance payments and benefits are subject to Mr. Smith executing, delivering and not revoking a release of claims in favor of our company.

Bryan J. Hartin. Mr. Hartin’s employment agreement provides that he may be terminated by the Company for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Hartin’s employment without cause, or Mr. Hartin terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our company’s normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for the Company to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Hartin executing, delivering and not revoking a release of claims in favor of our company.

Thomas D. Hickey. Mr. Hickey’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.

Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Hickey’s employment without cause, or Mr. Hickey terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our company’s normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for the Company to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Mr. Hickey executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2016. With respect to acceleration of vesting of equity awards, the calculations assume the closing price of our common stock of $9.60 per share on December 31, 2016.

Executive	Death ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)
Matthew J. Desch	740,932	(1)	2,025,103	(2)	4,367,724	(3)
Thomas J. Fitzpatrick	—		907,088	(4)	1,900,994	(5)
S. Scott Smith	—		795,694	(4)	1,788,501	(5)
Thomas D. Hickey	—		548,831	(6)	1,228,258	(7)
Bryan J. Hartin	—		543,667	(6)	1,232,931	(7)

(1)	Represents a pro rata bonus.
(2)	Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(3)

Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(4)	Consists of (a) 12 months of base salary; (b) annual bonus at target level; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(5)

Consists of (a) 12 months of base salary; (b) annual bonus at target level; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

(6)	Consists of (a) 12 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(7)

Consists of (a) 12 months of base salary; (b) a bonus based on actual achievement as though the executive were employed for the full year in which the termination occurred; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards.

Director Compensation

The table below provides summary information concerning compensation paid or accrued by us during 2016 to or on behalf of our non-employee directors for services rendered during 2016. Messrs. Desch, Fitzpatrick and Smith, who are named executive officers in addition to being directors, did not receive any separate compensation for service in their capacity as a director, and accordingly they are not included in this table.

In late 2009, the Compensation Committee engaged F.W. Cook to conduct a review of non-employee director compensation programs among our peer companies and make recommendations for our director compensation program, including the design thereof and competitive positioning. F.W. Cook’s report provided competitive analyses of director compensation programs using our peer group, a discussion of emerging trends in director compensation and recommendations for our program. F.W. Cook has updated this study on several occasions, including in the fall of 2015 and 2016, in order to assist the Compensation Committee with compensation decisions with respect to non-employee directors.

Based on F.W. Cook’s 2009 report, we adopted a compensation policy for non-employee directors effective January 1, 2010 that has been reapproved annually by our Board. Under this policy, each non-employee director is eligible to receive an annual retainer of $140,000 for serving on the Board. In addition, an annual retainer of $50,000 is awarded for serving as the Chairman of the Board, an annual retainer of $20,000 is awarded for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 is awarded for serving as the Chairman of the Compensation Committee, an annual retainer of $7,500 is awarded for serving as the Chairman of the Nominating and Corporate Governance Committee, and an annual retainer of $15,000 is awarded to each non-employee director serving on our Government Advisory Committee. The annual retainer for serving as the Chairman of the Audit Committee was increased to $40,000 for 2017.

Each non-employee director makes an annual election to have up to $50,000 of the $140,000 retainer for serving on the Board paid in cash, RSUs or a combination of both. The remainder of the $140,000 retainer is entirely paid in RSUs. In addition, each non-employee director serving as Chairman of the Board or chairman of a committee makes an annual election to have the retainer for such position paid in either RSUs, cash or a combination of both. The cash component of the compensation is paid on a quarterly basis, and all equity awards granted during 2016 vested on January 6, 2017. Until six months after the termination of the director’s service or upon a specified change in control of our company, if it occurs earlier, the directors may not sell any of these shares of restricted stock or stock acquired upon the exercise of these options and may not settle any of these RSUs.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Thomas C. Canfield	—	140,000	140,000
Jane L. Harman	50,000	90,000	140,000
Alvin B. Krongard	—	162,500	162,500
Robert H. Niehaus	50,000	140,000	190,000
Admiral Eric T. Olson (Ret.)	50,000	105,000	155,000
Steven B. Pfeiffer	65,000	90,000	155,000
Parker W. Rush	25,000	135,000	160,000
Henrik O. Schliemann	50,000	90,000	140,000
Barry J. West	50,000	90,000	140,000

(1)

Amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 but excluding estimated forfeitures, of RSU awards issued pursuant to our non-employee director compensation policy on January 6, 2016. The grant date fair value of awards to directors was calculated using the closing price of our common stock of $8.29 on the grant date of January 6, 2016. These amounts do not correspond to the actual value that may be realized by the director upon vesting of such awards. There were no options issued to directors in 2016.

(2)

The aggregate number of unvested stock awards outstanding at December 31, 2016 and held by each non-employee director was as follows: 19,602 shares for Mr. Krongard; 16,888 shares for Messrs. Canfield and Niehaus; 16,285 for Mr. Rush; 12,666 shares for Admiral Olson; and 10,856 shares for Ms. Harman and Messrs. Pfeiffer, Schliemann and West.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

By Order of the Board of Directors

Thomas D. Hickey
Secretary

April 5, 2017

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016 is available without charge upon written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

IRIDIUM COMMUNICATIONS INC.

2015 EQUITY INCENTIVE PLAN

ADOPTED BY THE COMPENSATION COMMITTEE: MARCH 2, 2015

APPROVED BY THE STOCKHOLDERS: MAY 12, 2015

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: MARCH 1, 2017

APPROVED BY THE STOCKHOLDERS: [        ], 2017

1.	GENERAL.

(a)        Successor to and Continuation of Prior Plan.    The Plan is intended as the successor to and continuation of the Iridium Communications Inc. 2012 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional awards may be granted under the Prior Plan. Any unallocated shares remaining available for the grant of new awards under the Prior Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)) and be then immediately available for issuance pursuant to Awards granted under this Plan. In addition, from and after 12:01 a.m. Eastern Standard Time on the Effective Date, all outstanding awards granted under the Prior Plan or the 2009 Iridium Communications Inc. Stock Incentive Plan (the “2009 Plan”) will remain subject to the terms of the Prior Plan or the 2009 Plan, as applicable; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the Prior Plan or the 2009 Plan (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after 12:01 a.m. Eastern Standard Time on the Effective Date will be subject to the terms of this Plan.

(b)        Eligible Award Recipients.    Employees, Directors and Consultants are eligible to receive Awards.

(c)        Available Awards.    The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d)        Purpose.    The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

1.

2.	ADMINISTRATION.

(a)        Administration by Board.    The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)        Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)        To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)        To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)        To settle all controversies regarding the Plan and Awards granted under it.

(iv)        To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v)        To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of

2.

Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)        To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix)        Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)        To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)        Delegation to Committee.

(i)        General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee,

3.

including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)        Section 162(m) and Rule 16b-3 Compliance.    The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)        Delegation to an Officer.    The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation of authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii).

(e)        Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)        Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(g)        Minimum Vesting Requirements.    No Award will vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve (as defined in Section 3(a)) may be subject to Awards which do not meet such vesting (and, if applicable, exercisability) requirements.

4.

(h)        Dividends and Dividend Equivalents.    Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.

(a)        Share Reserve.

(i)        Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) nineteen million seven hundred ninety-seven thousand nine hundred ninety-one (19,797,991) shares (which number is the sum of (i) the number of shares (two million three hundred ninety-seven thousand nine hundred ninety-one (2,397,991)) subject to the Prior Plan’s Available Reserve, (ii) an additional nine million four hundred thousand (9,400,000) shares that were approved at the Company’s 2015 Annual Meeting of Stockholders and (iii) an additional eight million (8,000,000) shares that were approved at the Company’s 2017 Annual Meeting of Stockholders) plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii)        Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 1.8 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.

(iii)        Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one (1) share for each Prior Plans’ Returning Share or 2015 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; and (B) 1.8 shares for each Prior Plans’ Returning Share or 2015 Plan Returning Share subject to a Full Value Award.

(iv)        For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

5.

Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)        Reversion of Shares to the Share Reserve.

(i)        Shares Available For Subsequent Issuance.    The following shares of Common Stock (collectively, the “2015 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)        Shares Not Available For Subsequent Issuance.    The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan and (D) in the event that a SAR granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(c)        Incentive Stock Option Limit.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be thirty-six million (36,000,000) shares of Common Stock.

(d)        Section 162(m) Limitations.    Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

(i)        A maximum of three million (3,000,000) shares of Common Stock subject to Options and SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Option or SAR is granted may be granted to any one Participant during any one

6.

calendar year. Notwithstanding the foregoing, if any additional Options or SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Option or SAR is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of any such additional Option or SAR will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Option or SAR is approved by the Company’s stockholders.

(ii)        A maximum of three million (3,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)        A maximum of five million dollars ($5,000,000) subject to Performance Cash Awards may be granted to any one Participant during any one calendar year.

For purposes of this Section 3(d): (1) if a Performance Stock Award is in the form of an Option or SAR, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); (2) if a Performance Stock Award may be paid in the form of cash, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); and (3) if a Performance Cash Award may be paid in the form of Common Stock, it will count only against the Performance Cash Award limit set forth in Section 3(d)(iii).

(e)        Non-Employee Director Compensation Limit.    The maximum number of shares of Common Stock subject to Stock Awards granted during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed four hundred thousand dollars ($400,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).

(f)        Source of Shares.    The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)        Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

7.

(b)        Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)        Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b)        Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)        Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)        by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

8.

(ii)        pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)        if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)        in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)        Exercise and Payment of a SAR.    To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)        Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)        Restrictions on Transfer.    An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

9.

(ii)        Domestic Relations Orders.    Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)        Beneficiary Designation.    Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)        Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(g) and to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)        Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)        Extension of Termination Date.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of

10.

Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)        Disability of Participant.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

11.

(k)        Termination for Cause.    Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l)        Non-Exempt Employees.    Subject to Section 2(g), if an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)        Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

12.

(ii)        Vesting.    Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.

(iii)        Termination of Continuous Service.    If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.

(iv)        Transferability.    Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)        Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)        Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)        Vesting.    Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)        Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)        Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.

13.

(v)        Termination of Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(c)        Performance Awards.

(i)        Performance Stock Awards.    A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii)        Performance Cash Awards.    A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

(iii)        Committee and Board Discretion.    With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

14.

(iv)        Section 162(m) Compliance.    With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals or terms relate solely to the increase in the value of the Common Stock).

(d)        Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)        Availability of Shares.    The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b)        Securities Law Compliance.    The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

15.

(c)        No Obligation to Notify or Minimize Taxes.    The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)        Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b)        Corporate Action Constituting Grant of Awards.    Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)        Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)        No Employment or Other Service Rights.    Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)        Change in Time Commitment.    In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the

16.

Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)        Incentive Stock Option Limitations.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)        Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)        Withholding Obligations.    Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however,

17.

that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)        Electronic Delivery.    Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)        Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)        Section 409A Compliance.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

18.

(l)        Clawback/Recovery.    All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)        Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)        Dissolution or Liquidation.    Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)        Corporate Transactions.    In the event of a Corporate Transaction, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, or unless otherwise expressly provided by the Board at the time of grant of the Stock Award:

(i)        arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award

19.

or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)        arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)        accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv)        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)        cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)        cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In the event of a Corporate Transaction, unless otherwise provided in the instrument evidencing a Performance Cash Award or any other written agreement between the Company or any Affiliate and the Participant, or unless otherwise expressly provided by the Board, all Performance Cash Awards outstanding under the Plan will terminate prior to the effective time of such Corporate Transaction.

20.

(d)        Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)        The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after the tenth (10th) anniversary of the earlier of (i) the Adoption Date or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)        No Impairment of Rights.    Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.       DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)        “Adoption Date” means March 2, 2015, which is the date the Plan was adopted by the Compensation Committee of the Board.

(b)        “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)        “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or the 2009 Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

21.

(d)        “Award” means a Stock Award or a Performance Cash Award.

(e)        “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(f)        “Board” means the Board of Directors of the Company.

(g)        “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)        “Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)        “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s

22.

securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)        there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)        there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)        individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of

23.

Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(j)        “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)        “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)        “Common Stock” means the common stock of the Company.

(m)        “Company” means Iridium Communications Inc., a Delaware corporation.

(n)        “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)        “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous

24.

Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p)        “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)        a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)        a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii)        a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)        a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.

(q)        “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(r)        “Director” means a member of the Board.

(s)        “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months,

25.

as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t)        “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2015.

(u)        “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)        “Entity” means a corporation, partnership, limited liability company or other entity.

(w)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)        “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(y)        “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)        Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii)        In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

26.

(z)          “Full Value Award” means (i) a stock award granted under the Prior Plan or the 2009 Plan or (ii) a Stock Award, in each case that is not an Appreciation Award.

(aa)        “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)       “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(cc)        “Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(dd)        “OEBITDA margin” means OEBITDA expressed as a percentage of “adjusted revenue,” where adjusted revenue means the Company’s reported GAAP revenue excluding the impact of purchase accounting and Iridium NEXT revenue.

(ee)        “OEBITDA” means earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, and the impact of purchase accounting.

(ff)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(gg)        “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(hh)       “Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ii)          “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(jj)         “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

27.

(kk)        “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ll)        “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm)        “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(nn)        “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(oo)        “Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or completion of projects or processes; (30) user

28.

satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) workforce diversity; (42) growth of net income or operating income; (43) billings; (44) bookings; (45) the number of users, including but not limited to unique users; (46) employee retention and/or satisfaction; (47) OEBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, Iridium GO!® devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium CertusSM, Iridium Pilot® or other products using the Iridium OpenPort® service, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium NEXT satellites or Iridium PRIME; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, Iridium GO! devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium Certus, Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; and (58) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

(pp)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for

29.

non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude Iridium NEXT revenue; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.

(qq)        “Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).

(rr)        “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(ss)        “Plan” means this Iridium Communications Inc. 2015 Equity Incentive Plan.

(tt)        “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

30.

(uu)        “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(vv)        “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ww)        “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(xx)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(yy)        “Rule 405” means Rule 405 promulgated under the Securities Act.

(zz)        “Securities Act” means the Securities Act of 1933, as amended.

(aaa)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(bbb)    “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ccc)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

(ddd)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(eee)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(fff)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

31.

This proxy is solicited by the Board of Directors. You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

IRIDIUM COMMUNICATIONS INC.

1750 Tysons Boulevard, Suite 1400 McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 11, 2017

The undersigned hereby appoints Thomas D. Hickey and Kathleen A. Morgan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Iridium Communications Inc., to be held on Thursday, May 11, 2017 at 8:30 a.m. Eastern time at The Ritz-Carlton Hotel at 1700 Tysons Boulevard, McLean, Virginia 22102, and at any adjournments or postponements thereof, as follows:

This proxy will be voted as directed, in the absence of contrary directions, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side of this proxy card, FOR the approval, on an advisory basis, of the compensation of our named executive officers, for, on an advisory basis, a frequency of EVERY YEAR for stockholder advisory votes on the compensation of our named executive officers, FOR the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and in the discretion of the proxy holder(s) on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

    (Continued and to be signed on the reverse side.) 14475 |

Annual meeting of stockholders of

IRIDIUM COMMUNICATIONS INC

May 11, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free I-8OO-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

[GRAPHIC APPEARS HERE]

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Mav 11. 2017 at 8:30 a.m. local time at the Ritz-Carlton Hotel at 1700 Tvsons Boulevard, McLean. Virginia 22102

The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/

\ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \

21230MD330DDQ00DDD0Q 1    051117

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0

FOR ALL EXCEPT

(See Instructions below)

Election of Directors:

To elect the Board of Directors’ twelve nominees for director, each for a one-year term.

NOMINEES:

FOR ALL NOMINEES O    Robert H. Niehaus

O    Thomas C. Canfield

withhold authority O    Matthew J. Desch

FOR ALL NOMINEES o    Thomas J. Fitzpatrick

O    Jane L. Harman

O    Alvin B. Krongard

O    Admiral Eric T. Olson (Ret.)

O    Steven B. Pfeiffer

O    Parker W. Rush

O    Henrik O. Schliemann

O    S. Scott Smith

O    Barry J. West

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ^

FOR AGAINST ABSTAIN

To approve, on an advisory basis, the compensation of our j I I I I I named executive officers.

EVERY EVERY EVERY YEAR 2 YEARS 3 YEARS ABSTAIN

To indicate, on an advisory basis, the preferred frequency I I I I I j i I of stockholder advisory votes on the compensation of our named executive officers.

FOR AGAIHST ABSTAIN

To approve the Iridium Communications Inc. Amended and I I I I rH Restated 2015 Equity Incentive Plan.    ’—’ ‘—’ ‘—*

To ratify the selection by the Board of Directors of Ernst & Young Q] Q LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017,

To conduct any other business property brought before the meeting.

The record date for the annual meeting is March 14, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Date:

Signature of Stockholder

Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. VWien signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign In partnership name by authorized person.

Annual meeting of stockholders of

IRIDIUM COMMUNICATIONS INC.

May 11, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 11. 2017 at 8:30 a.m. local time at the Ritz-Carlton Hotel at 1700 Tvsons Boulevard. McLean. Virginia 22102

The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/15777/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided. ? 21230M0330D000000000 1    0S1117

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 0

O

O

o

o

Election of Directors:

To elect the Board of Directors’ twelve nominees for director, each for a one-year term.

.     NOMINEES:

[    I FOR ALL NOMINEES O Robert H. Niehaus

O Thomas C. Canfield

withholdauthority O Matthew J. Desch FOR ALL nominees o Thomas J. Fitzpatrick O Jane L. Harman

FOR ALL except O Alvin B. Krongard

ms“beM O Admiral Eric T. Olson {Ret.)

O Steven B. Pfeiffer Parker W. Rush Henrik O. Schliemann

S.    Scott Smith Barry J. West

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ^

FOR AGAINST ABSTAIN

To approve, on an advisory basis, the compensation of our I I I I I I named executive officers.    — — —

EVERY EVERY EVERY YEAR 2 YEARS 3 YEARS ABSTAIN

To indicate, on an advisory basis, the preferred frequency [ I I I I j I I of stockholder advisory votes on the compensation of our named executive officers.

FOR AGAINST    ABSTAIN

To approve the Iridium Communications Inc. Amended and I i I I    [“H Restated 2015 Equity Incentive Plan. ‘—’ *—’ ‘—’

To ratify the selection by the Board of Directors of Ernst & Young Q Q] Q LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

To conduct any other business properly brought before the meeting.

The record date for the annual meeting is March 14, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Date:

Signature of Stockholder

Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name{s) on the account may not be submitted via this method.

Signature of Stockholder

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. Whan signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, if signer Is a partnership, please sign in partnership name by authorized person.